UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INNOSPEC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2026 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

INNOSPEC INC. 8310 South Valley Highway, Suite 350, Englewood, CO 80112

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date and time
Friday, May 8, 2026, 10:00 a.m. Eastern Time
Location
The St. Regis New York Two East 55th Street, at Fifth Avenue, New York, USA, 10022
Record Date
March 13, 2026
Proposals	Proposal 1	Election of two Class I Directors
	Proposal 2	Advisory approval of the Company’s executive compensation
	Proposal 3	Ratification of the appointment of the Company’s independent registered public accounting firm
To obtain Proxy Materials		www.envisionreports.com/iosp (for stockholders of record) www.edocumentview.com/iosp (for beneficial owners with shares held in “street name”)
Call 1-866-641-4276 (for stockholders of record) Call 1-800-579-1639 (for beneficial owners with shares held in “street name”)

investorvote@computershare.com with “Proxy Materials Innospec Inc.” in the subject line (for stockholders of record)

sendmaterial@proxyvote.com (for beneficial owners with shares held in “street name”)

Voting Methods		www.envisionreports.com/iosp (for stockholders of record) www.proxyvote.com (for beneficial owners with shares held in “street name”)

Call the toll-free number 1-800-652-8683 (Beneficial owners with shares held in “street name” should contact their bank or broker)
Complete and return a proxy card (if you received a paper copy)
Attend and vote at the Annual Meeting

Stockholders may also transact any other business properly brought before the meeting. At this time, the Board of Directors knows of no other proposals or matters to be presented.

On behalf of the Board of Directors:

David B. Jones
Senior Vice President, General Counsel,
Chief Compliance Officer, and Corporate Secretary
March 26, 2026

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PROXY STATEMENT

INFORMATION ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS AND VOTING AT THE MEETING

Why did you send me the Notice Regarding the Availability of Proxy Materials?

We sent you the Notice Regarding the Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Innospec Inc. (“Innospec” or the “Company”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, which will be held on Friday, May 8, 2026 at 10.00 a.m. Eastern Time, at The St. Regis New York, Two East 55th Street, at Fifth Avenue, New York, USA, 10022.

This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your stock. Alternatively, you may simply vote by telephone, over the internet, or, if you have requested written proxy materials, by completing, signing and returning the accompanying proxy card.

Innospec intends to commence distribution of the Notice to stockholders on or about March 27, 2026.

What proposals will be voted on at the Annual Meeting of Stockholders?

You are being asked to consider and vote on three proposals at the Annual Meeting. The following is a summary of the proposals and the voting recommendations of the Board with respect to each proposal:

NO.	PROPOSAL	HOW THE BOARD RECOMMENDS YOU VOTE	MORE INFORMATION
1	Election of two Class I Directors	FOR ALL NOMINEES	Page 32
2	Advisory approval of the Company’s executive compensation	FOR	Page 49
3	Ratification of the appointment of the Company’s independent registered public accounting firm	FOR	Page 50

Important notice regarding availability of Proxy Materials for the Annual Meeting of Stockholders to be
held on May 8, 2026.

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Are proxy materials available on the internet?

Yes. This Proxy Statement, and the proxy card, for the Annual Meeting and our 2025 Annual Report on Form 10-K are available at www.envisionreports.com/iosp for stockholders of record and www.edocumentview.com/iosp for beneficial owners.

Who is entitled to vote at the meeting?

March 13, 2026 is the record date for the Annual Meeting. If you owned Innospec Common Stock at the close of business on March 13, 2026, you are entitled to vote. On this record date, we had 24,890,467 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Our Common Stock is our only class of voting stock.

How many votes do I have?

You have one vote for each share of Common Stock that you owned at the close of business on the March 13, 2026 record date. Your Notice indicates the number of shares of Common Stock you are entitled to vote.

What is the difference between holding stock as a stockholder of record and as a beneficial owner?

Although many stockholders are the record holders of their stock, others hold their stock beneficially, which means it is held through a stockbroker, bank or other nominee rather than directly in the stockholder’s own name. As summarized below, there are some differences between stock held of record and stock owned beneficially.

Stockholder of Record

If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record and the Notice is being sent to you directly at your address of record. As the stockholder of record, you have the right to grant your voting proxy directly to Innospec by voting by telephone or via the internet, or, if you have requested written materials, by signing, dating and returning your proxy card to Innospec. Alternatively, you may vote in person at the Annual Meeting. For more information on voting by telephone or via the internet see the description below under the heading “Information about the 2026 Annual Meeting of Stockholders and Voting at the Meeting - May I vote by telephone or via the internet?”.

Beneficial Owner

If your Common Stock is held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of stock held in “street name” and our proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your stock and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may only vote these shares at the Annual Meeting if you follow the instructions described below under the heading “Information about the 2026 Annual Meeting of Stockholders and Voting at the Meeting - How do I attend and vote at the Annual Meeting?”.

Your broker or nominee has provided a voting instruction card for you to use in directing your broker or nominee as to how to vote your stock. You may also vote by telephone or via the internet by following your broker or other nominee’s directions as described below under the heading “Information about the 2026 Annual Meeting of Stockholders and Voting at the Meeting - May I vote by telephone or via the internet?”.

How do I vote by proxy if I am a stockholder of record?

If you are a stockholder of record and you request a physical proxy card and properly fill in such proxy card and it is completed and received by us (and not revoked) prior to the Annual Meeting, or you vote by internet or telephone, your “proxy” (i.e., one of the individuals named on your proxy card) will vote your stock as you have directed. If you sign the proxy card (including by electronic signature in the case of internet or telephonic voting), but do not make specific voting choices, the person holding your proxy will vote your stock as recommended by the Board as follows:

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“FOR” the election of two Class I Directors;

“FOR” the approval, on an advisory basis, of the Company’s executive compensation; and

“FOR” the ratification of the appointment of the Company’s independent registered public accounting firm.

If any other matter is presented at the Annual Meeting, your vote will be cast in accordance with the best judgment of the individuals named on your proxy card. As of the date of this Proxy Statement, we know of no such other matters that need to be acted on at the Annual Meeting.

How do I give voting instructions if I am a beneficial owner?

If you are a beneficial owner of stock, your broker will communicate with you directly and ask you how you want your stock to be voted. If you give the broker voting instructions, the broker will vote your stock as you direct. If you do not give the broker voting instructions, one of two things can happen, depending on the type of proposal in question. Brokers have discretionary power to vote your stock with respect to “routine” matters, but they do not have discretionary power to vote your stock on “non-routine” matters. Brokers holding stock beneficially owned by their clients do not have the ability to cast votes with respect to the election and ratification of directors or executive compensation unless they have received instructions from the beneficial owner of the stock because these are considered “non-routine” matters. It is therefore important that you provide voting instructions to your broker if your shares of Common Stock are held beneficially through a broker so that your vote with respect to directors and executive compensation, and any other matter treated as “non-routine”, is counted.

May I vote by telephone or via the internet?

Yes, you may vote by telephone or via the internet up until 11:59 P.M. Eastern Time the day before the Annual Meeting date. We encourage you to do so because your vote will be tabulated faster than if you mailed it. Please note the following depending on whether you are a stockholder of record or a beneficial owner whose shares are held by a bank or broker in “street name”:

If you are a stockholder of record, you may vote electronically through the internet at www.envisionreports.com/iosp or by telephone Toll Free 1-800-652-8683 within the U.S.A., U.S. Territories and Canada. Be sure to have your control number, which appears on your Notice or proxy card, with you when you vote.

If you are a beneficial owner and hold your stock in “street name”, you may vote electronically through the internet at www.proxyvote.com and you should contact your bank or broker to determine whether you will be able to vote by telephone. Be sure to have your control number, which appears on your Notice or proxy card, with you when you vote.

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Doing so by returning the proxy card or voting by telephone or via the internet will not affect your ultimate right to attend and vote at the meeting.

May I revoke my proxy?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

•Send in another signed proxy with a later date or resubmit your vote by telephone or the internet;

•Send a letter revoking your proxy to Mr. David B. Jones, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Innospec Inc., 8310 South Valley Highway, Suite 350, Englewood, CO 80112; or

•Attend the Annual Meeting and vote in accordance with the instructions described below.

If you wish to revoke your proxy, you must do so sufficiently in advance to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

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How do I attend and vote at the 2026 Annual Meeting?

If you are a stockholder of record, you may attend the meeting and vote your shares in person. If you choose to do so, please bring your Notice, or proxy card showing your control number and proof of identification.

If you are the beneficial owner of stock held in “street name”, you may vote your shares in person only if you obtain a signed proxy from the stockholder of record giving you the right to vote the stock. To do so, you must bring to the 2026 Annual Meeting of Stockholders proof of identification, an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the stock and a signed proxy from the stockholder of record giving you the right to vote the stock. The account statement or letter must show that you were the beneficial owner of the stock on the Record Date.

Even if you plan to attend the 2026 Annual Meeting of Stockholders in person, Innospec recommends that you vote your stock in advance by internet or telephone, or by returning the accompanying proxy card, as described above, so that your vote will be counted if you later decide not to attend the 2026 Annual Meeting of Stockholders.

Is a stockholder list available for examination?

For 10 days prior to the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relevant to the Annual Meeting. Stockholders may view the list at Innospec’s corporate headquarters at 8310 South Valley Highway, Suite 350, Englewood, CO 80112 during office hours and showing their control number and photo identification. The stockholders list will also be available during the Annual Meeting.

What votes need to be present to hold the Annual Meeting?

To have a quorum for our Annual Meeting, the holders of a majority of the shares of Common Stock outstanding and entitled to vote need to be present or represented by proxy. Abstentions and broker “non-votes” are treated as present and entitled to vote and are counted in determining whether we have a quorum.

What vote is required to approve each proposal?

Proposal		How many votes are required?	Is broker discretionary voting allowed?
Proposal 1	Election of two Class I Directors	Plurality of votes of shares present or represented by proxy*	No
Proposal 2	Advisory approval of the Company’s executive compensation	Majority of the stock present or represented by proxy**	No
Proposal 3	Ratification of the appointment of the Company’s independent registered public accounting firm	Majority of the stock present or represented by proxy	Yes

*While directors are elected by a plurality vote, we have a “majority vote” director resignation policy in place, as described on page 32.

**As Proposal 2 is an advisory vote, there is no specified vote requirement for approval. Innospec will consider that the affirmative vote of the majority of the stock present or represented by proxy and entitled to vote on such proposal reflects the advice of the stockholders.

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How are votes counted?

Proposal		How your vote may be cast	Is broker discretionary voting allowed?
Proposal 1	Election of two Class I Directors	“FOR” each of the nominees or “WITHHELD”* with respect to one or more of the nominees**	No
Proposal 2	Advisory approval of the Company’s executive compensation	“FOR”, “AGAINST” or “ABSTAIN”	No
Proposal 3	Ratification of appointment of the Company’s independent registered public accounting firm	“FOR”, “AGAINST” or “ABSTAIN”	Yes

*If you “withhold” authority to vote with respect to one or more nominees for Innospec Director, your vote will have no effect on the election of such nominees.

**While directors are elected by a plurality vote, we have a “majority vote” director resignation policy in place, as described on page 32.

If you sign (including electronic confirmations in the case of internet or telephone voting) your proxy card with no instructions on how to vote, your stock will be voted in accordance with the recommendations of the Board. If you sign (including electronic confirmation in the case of internet or telephone voting) your broker voting instruction card with no instructions on how to vote, your stock will be voted in the broker’s discretion only with respect to “routine” matters, but will not be voted with respect to “non-routine” matters. As described in “Information about the 2026 Annual Meeting of Stockholders and Voting at the Meeting—How do I give voting instructions if I am a beneficial owner?”, election of directors and executive compensation are considered “non-routine” matters. We will appoint one or more inspectors of election to count votes cast by proxy.

What is the effect of broker non-votes and abstentions?

A broker “non-vote” occurs when a broker holding stock for a beneficial owner does not or cannot vote on a particular proposal because the broker does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Common Stock owned by stockholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum. Common Stock beneficially owned and voted by the beneficiary through a broker will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker votes on at least one “non-routine” proposal.

Abstentions and instructions to withhold votes with respect to any nominee for director election (which uses a plurality standard) will result in those nominees receiving fewer votes but will not count as votes “against” the nominee. Broker non-votes will not be considered present and entitled to vote with respect to elections of directors and therefore will have no direct effect on the outcome of the election of directors. Abstentions will be treated as present and entitled to vote with respect to Proposals 2 and 3 and, therefore, will have the effect of votes “against” these proposals. Broker non-votes will have no direct effect on the outcome of these proposals.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Where can I find the voting results?

Final voting results will be disclosed in a Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the 2026 Annual Meeting of Stockholders. If official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available. You can find the Form 8-K on our website at www.innospec.com.

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Will Innospec’s independent accountants attend the Annual Meeting?

A representative of PricewaterhouseCoopers LLP (“PwC”), our current independent registered public accounting firm, will be available by telephone at the Annual Meeting to answer questions and will have an opportunity to make a statement if such representative wishes.

Do Directors attend the Annual Meeting?

Our Corporate Governance Guidelines provide that Directors are expected to attend our annual meetings of stockholders and any special meetings of stockholders called by Innospec to consider extraordinary business transactions. Unless they are unable to do so as a result of special circumstances, Directors are encouraged to attend all other special meetings of stockholders called by Innospec. All our Directors then in office attended the 2025 Annual Meeting of Stockholders that was held on May 9, 2025.

Whom should I call if I have any questions?

If you have any questions about the Annual Meeting, voting or directions to attend the Annual Meeting, please contact Mr. David B. Jones, Innospec’s Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary.

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CORPORATE GOVERNANCE

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of our stakeholders, strengthens Board and management accountability, and helps build public trust in the Company. The Corporate Governance section below describes our governance framework, which includes the following highlights:

Independent Chairman of the Board	Regular stockholder engagement	Anti-hedging and Anti-pledging policies

100% independent Director Nominees	100% independent Board Committee Members	Separate Chairman of the Board and CEO

Annual Board and Committee self-evaluation process	Regular sessions of independent, non-employee Directors	Long-standing commitment to sustainability

No over-boarding of Directors	No stockholder rights plan “poison pill”	Majority vote Director resignation policy

Our Corporate Governance Framework

Corporate Governance Principles

Innospec places the strongest emphasis on high standards of Corporate Governance. We have policies to guide all our employees, Directors and third-party representatives and provide extensive training to help ensure that we operate to these standards throughout the Company. Through its Nominating, Corporate Governance and Sustainability Committee, the Board evaluates our corporate governance policies and practices, which form our corporate governance framework, against evolving best practices as benchmarks for assessing that we follow appropriate standards when conducting our business.

One of the cornerstones of our Corporate Governance is transparency. Accordingly, you will find the following key policies and procedures on our website.

•Anti-Corruption Policy •Audit Committee Charter •Code of Conduct •Conflict Minerals Statement •Compensation Committee Charter •Corporate Governance Guidelines •Director Independence Policy	•Nominating, Corporate Governance and Sustainability Committee Charter •Reporting Corporate Governance Concerns •Supplier Code of Conduct •Human Rights Policy Statement •Modern Slavery Statement
Also available on our website are this Proxy Statement, our 2025 Annual Report on Form 10-K and our latest Sustainability Report, being our 2024 report.

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Corporate Governance Guidelines

Our Board believes that adherence to sound corporate governance policies and practices is important so that the Company is governed and managed with the highest standards of responsibility, ethics and integrity and by taking into account the interests of all stakeholders. We have adopted a set of Corporate Governance Guidelines intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

Our Corporate Governance Guidelines address key governance matters, including, but not limited to:

•Selection and composition of the Board;

•Director orientation and continuing education;

•Board membership criteria and selection process;

•Board operations, including the size of the Board, Board independence and Board committee structure;

•Director responsibilities;

•Executive sessions of non-employee Directors;

•Performance evaluations of the Board, Committees of the Board and individual Directors;

•Director compensation;

•Director access to management and outside advisors;

•Management succession;

•Resignation policy in uncontested Director elections; and

•Limits on Board members serving on other public company boards.

The Board believes that corporate governance is an evolving process and generally reviews the Corporate Governance Guidelines every two years and updates them when appropriate. A current copy of the Corporate Governance Guidelines can be found on our website under the heading Corporate Governance at www.innospec.com/about-us/corporate-governance, or by writing to Mr. David B. Jones, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Innospec Inc., 8310 South Valley Highway, Suite 350, Englewood, CO 80112.

Innospec’s Leadership Structure

The Board believes that the roles of Chairman of the Board (a non-executive position) and Chief Executive Officer should remain separate to enable the Board to provide effective guidance to management and promote oversight and accountability of management. This separation preserves the distinction between the management and oversight functions, maintaining the responsibility of management to help develop corporate strategy and the responsibility of the Board to review and provide input on corporate strategy.

To fulfill the role, the Chairman of the Board, among other things, creates and maintains an effective working relationship between the Board and the Company’s management; provides the CEO with on-going direction as to current Board needs, interests, views and expectations; and directs the Board agenda to the matters of greatest importance to Innospec.

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The duties of the non-executive Chairman of the Board include:

▶presiding over meetings of the Board;

▶preparing the agenda for Board meetings in consultation with the CEO, CFO and other members of the Board;

▶calling and presiding over meetings of the independent Directors;

▶co-ordinating periodic review of management’s strategic plan for the Company;

▶after consulting with other Board members and the CEO, making recommendations to the Nominating, Corporate Governance and Sustainability Committee as to the membership of various Board committees and Committee Chairs;

▶managing the Board’s process for Director self-assessment and evaluation of the Board;

▶presiding over meetings of stockholders;

▶encouraging active participation by each member of the Board; and

▶performing such other duties and services as the Board may require.

The Board’s Role in Risk Management

The Board’s role in risk oversight and management is consistent with our leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts. Risk management is an integral part of Board and committee deliberations throughout the year. During 2025, the Senior Vice President, Corporate Development and Investor Relations, presented a summary of key risks facing the Company so the Board could discuss and assess such risks and the management of them on a timely and on-going basis.

The Global IT Director presents his information technology and cyber security update to the Board in person at least annually.

In fiscal 2025, each of our Directors completed our Code of Business Ethics online compliance training program that we require our employees to complete. In addition, in fiscal 2025, as part of our risk oversight of our information technology systems and risk mitigation efforts, employee training on cyber security risks was required of all Innospec Directors and employees who have access to our information technology resources.

NCC Group (“NCC”) performs periodic cyber security reviews. NCC reports its findings directly to the Board.

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Risk oversight – Who is responsible?

•monitors and evaluates how management operates the Company;

•considers updates received from management regarding quarterly performance;

•works with management on the corporate strategy;

•discusses risks related to the Company’s business strategy at periodic strategic planning meetings and at other meetings as appropriate;

•oversees risks related to environmental, social and governance matters;

•reviews quarterly assessment of the primary operational and regulatory risks facing the Company, their relative magnitude and management’s plan for mitigating and responding to these risks, including cyber security risk as needed; and

•reviews insurance coverage to assess whether it is adequate.

The Board

•considers the adequacy of steps taken by management to monitor and control the Company’s major financial risk exposures;

•is responsible for reviewing the Company’s policies and practices with respect to financial risk assessment and the integrity of the accounting policies, financial reporting and disclosure practices of Innospec; and

•oversees the performance of the Company’s systems of internal accounting and financial control.

The Audit Committee

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•provides oversight to review compensation risk and to assess that all of the Company’s executive compensation and incentive programs are competitive, closely related to the achievement of corporate objectives and aligned with long-term interests of the stockholders.

The Compensation Committee

•oversees the development of and recommends to the Board a framework of corporate governance policies and procedures and a robust compliance program;

•takes a leadership role in shaping and communicating matters of corporate governance and business ethics to the Board and the Company;

•monitors and periodically reports to the Board on the compliance status across the Innospec Group

•monitors and discusses the work of the Executive Team ESG Steering Group and reports matters to the full Board which has oversight for environmental, social and governance risk; and

•nominates new directors and considers diversity, skills required for the Board to meet its obligations and various other stakeholder expectations.

The Nominating, Corporate Governance
and Sustainability Committee

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Director Independence

The Board, after considering all relevant facts and circumstances of which it is aware, including those matters set out below under “Family Relationships” and “Related Person Transactions and Relationships”, has determined that all of its non-employee members are independent, within the meaning of the Nasdaq Marketplace Rule 5605(a)(2) applicable on the date of this Proxy Statement.

We have also adopted our own standards for director independence that can be found in our Director Independence Policy on our website at www.innospec.com/about-us/corporate-governance.

The Board has determined that each member of the Board, who served during 2025 and/or who currently serves, except for Mr. Williams, meets the independence standards described above. Mr. Williams is not treated as independent because, as President and CEO, he is an employee of Innospec. In addition, as part of the independence determination, the Board monitors the independence of Audit and Compensation Committee members under rules of the SEC and Nasdaq listing standards that are applicable to members of the Audit Committee and the Compensation Committee.

ALL OF OUR NON-EMPLOYEE DIRECTORS ARE INDEPENDENT

Highly Independent Board:
6 out of 7 Board Members are Independent

Family Relationships

No immediate family relationship exists between any of our Directors or Executive Officers and any other Directors or Executive Officers.

Transactions and Relationships

Other than the director and executive compensation arrangements discussed in this Proxy Statement, there have been no transactions since January 1, 2025, to which we have been or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our voting stock, or any member of the immediate family of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

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Related Person Transactions Approval Policy

Pursuant to our Code of Conduct, all senior officers must disclose to the Board any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest. The Code of Conduct also states that no employee may seek to obtain special treatment from Innospec for family members, friends or for businesses in which family members or friends have an interest. During the year ended December 31, 2025, the Company did not make any charitable contributions to any charity on which any Director serves as an executive officer.

Executive Sessions of Independent Non-Employee Directors

Executive sessions of independent non-employee Directors are led by the Chairman. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Chairman at his discretion or at the request of the Board. There were four executive sessions of independent non-employee Directors during fiscal year 2025.

The Board will continue to monitor the standards for director independence established under applicable law or Nasdaq listing requirements and will maintain the Company’s Corporate Governance Guidelines to be consistent with those standards.

Identifying and Evaluating Nominees for Director

The Nominating, Corporate Governance and Sustainability Committee uses a variety of methods for identifying and evaluating nominees for Director. The Nominating, Corporate Governance and Sustainability Committee considers each person’s judgment, experience, independence, understanding of our business or other related industries and such factors as the committee determines relevant in light of the needs of the Board and the Company. The Nominating, Corporate Governance and Sustainability Committee reviews the skills and attributes of Board members within the context of the current make-up of the full Board and regularly assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement or otherwise.

In the event that vacancies are anticipated, or otherwise arise, the Nominating, Corporate Governance and Sustainability Committee considers potential candidates for Director. Candidates may come to the attention of the Nominating, Corporate Governance and Sustainability Committee through current Board members, stockholders or other persons. The Board considers diversity in the nominating process, along with other criteria, for potential Director candidates and specifically requests that females and minority candidates are included in every Director search pool. The recruitment specification for new Directors concentrates on candidates who are seasoned executive officers, with significant relevant experience, both at board level and within relevant industries.

The Director candidates are evaluated at regular or special meetings of the Nominating, Corporate Governance and Sustainability Committee and may be considered at any time during the year. The nominees for election at this year’s Annual Meeting of Stockholders were approved for nomination by the Board upon the recommendation of the Nominating, Corporate Governance and Sustainability Committee.

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Our Director recruitment process is as follows:

Board and Nominating, Corporate Governance and Sustainability Committee determine desired criteria and experience of Director candidates.

Director candidates identified by independent search firm, Board members, officers, employees or stockholders.

Nominating, Corporate Governance and Sustainability Committee evaluates Director candidates against selection criteria, individual characteristics, skills, diversity and qualifications and checks for possible conflicts and independence.

Director candidates are interviewed by members of the Nominating, Corporate Governance and Sustainability Committee, Chairman of the Board and may also meet with the CEO and CFO.

Nominating, Corporate Governance and Sustainability Committee recommends suitable Director candidates to the Board.

Board votes to appoint Director candidates based on an assessment of their qualifications and potential contributions to the Board.

Stockholders vote on the election of the Director nominees at the Annual Meeting of Stockholders.

The policy of the Nominating, Corporate Governance and Sustainability Committee is to consider properly submitted stockholder nominations for election to the Board. For any candidate to be considered by the Nominating, Corporate Governance and Sustainability Committee, and if nominated, included in the Proxy Statement, such recommendation should be received no later than the deadline for submission of stockholder proposals. See “Stockholders’ Proposals for the 2027 Annual Meeting of Stockholders”. Recommendations should be sent to the Corporate Secretary and should specify the nominee’s name, qualification for Board membership and any other information required by the Company’s Bylaws. All properly submitted stockholder nominations for Director candidates received by the Corporate Secretary will be submitted to the Nominating, Corporate Governance and Sustainability Committee for review and consideration. The Nominating, Corporate Governance and Sustainability Committee will consider stockholder recommendations for Director candidates, but the Nominating, Corporate Governance and Sustainability Committee has no obligation to recommend such candidates. Assuming appropriate biographical and background information (including qualifications) is provided for Director candidates recommended by stockholders, the Nominating, Corporate Governance and Sustainability Committee will use the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

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Director On-Boarding and Continuing Education

Overview:

The Board and management conduct orientation for new Directors to become familiar with, amongst other things, Innospec’s business operations, strategies, financial matters, ethics, fiduciary duties, corporate governance and all other Company policies. It is the responsibility of management and the Nominating, Corporate Governance and Sustainability Committee to advise Directors about continuing education opportunities, which they are encouraged to pursue. The Legal and Compliance Department provides training to the Board at least annually and the Chief Compliance Officer regularly updates the Nominating, Corporate Governance and Sustainability Committee and full Board on evolving law and practices and stockholder expectations.

Orientation:

When new Directors join the Board, they participate in a comprehensive on-boarding program to learn about our industry, business, strategies, and policies. Our on-boarding program includes provision of reading material regarding director duties and responsibilities, meetings with division heads and senior executives to discuss our businesses, strategy, operations and our corporate functions such as finance, information technology, research and development, and legal and compliance. New Directors also meet with the executives and staff supporting the Committees on which they sit and are provided with information and training specific to the Board Committee(s) they are appointed to. In addition, every Director must complete induction training on compliance within two weeks of being appointed and a more in-depth training once they have been in office for six months.

Continuing education:

For continued education regarding our business and industry, at least annually, we provide presentations by internal and external experts during our regular Board meetings on topics such as, industry trends, risks facing the industry and the Company, corporate governance trends and key topics, and stakeholder expectations with particular focus on the implications and impact on the Company. In 2025, the Board received training, or updates, on D&O, Property and Casualty insurance and Environmental, Social and Governance (ESG) issues.

Meetings and Attendance

In 2025, the full Board met four times, the Audit Committee met four times, the Compensation Committee met four times, and the Nominating, Corporate Governance and Sustainability Committee met four times. There were four Non-Employee Director meetings at which no members of management were present. Directors are expected to attend all Board Meetings and meetings of Committees on which they serve. During the year ended December 31, 2025, each of the Directors attended, in person, by telephone or video call, all the meetings of the Board and meetings of Committees of the Board on which he or she served that were held while he or she was a member. Directors are also expected to attend all meetings of stockholders. All of the Directors attended the 2025 Annual Meeting of Stockholders.

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Limitation on Other Board and Audit Committee Positions

The Board has adopted restrictions on the number of outside boards on which Directors may serve that are consistent with market standards and regulatory requirements, including limits on executive officers of publicly-traded companies. So that Directors are able to dedicate sufficient time to Innospec’s Board, the Board established the following limits on our Directors serving on publicly-traded company boards and audit committees:

Director Category	Limit on publicly-traded company board and audit committee service, including Innospec
Non-employee directors who are not full-time employees of a publicly-traded company	4 public company boards maximum
Board members who are full-time employees of a publicly-traded company	2 public company boards maximum
Non-employee directors who serve on Innospec’s Audit Committee	3 audit committees’ maximum

Any Board member wishing to join the board of another publicly-traded company is required to first notify the Chair of the Nominating, Corporate Governance and Sustainability Committee, the Chairman of the Board, and Innospec’s General Counsel and Chief Compliance Officer prior to joining such other board or agreeing to be nominated or serve on a director slate at such other board. The Chair of the Nominating, Corporate Governance and Sustainability Committee and General Counsel and Chief Compliance Officer will review the proposed board membership to confirm compliance with applicable laws and policies. Potential conflicts of interest, if any, will be referred to the Chairman of the Board for review.

Throughout the year, the Nominating, Corporate Governance and Sustainability Committee monitors the service of our Directors on boards and board committees of other companies, to assess the potential impact of holding multiple positions on the individual Director’s ability to devote sufficient time and attention to his or her duties as a Director of Innospec.

Code of Conduct

The Board has adopted a Code of Conduct, violations of which may be reported to the Chair of the Nominating, Corporate Governance and Sustainability Committee or the Corporate Secretary. This Code of Conduct is intended to promote, among other things, honest and ethical conduct, full and accurate reporting and compliance with applicable laws and regulations. A copy of the Code of Conduct is available on our website under “Corporate Governance” at: www.innospec.com/about-us/corporate-governance.

Supplier Code of Conduct

Innospec believes that honest and transparent business conduct is vital and is committed to ethical business practices and actively enforcing compliance with all applicable laws, regulations and rules. We have therefore adopted a Supplier Code of Conduct, pursuant to which our suppliers are required to comply with all applicable laws, rules and regulations, including those related to business integrity, human rights and safety, health and the environment. Innospec engages EcoVadis to conduct corporate social responsibility risk assessments of key suppliers and those operating out of high-risk locations. Among other things, EcoVadis assessments allow us to evaluate supplier policies and actions taken by the supplier and to identify further actions required to enforce compliance with internationally recognized human rights standards and fair labor practices.

We also have an internal protocol to support our review of, and response to, concerns raised regarding our supply chain. Innospec may invoke sanctions against suppliers, up to and including termination of the business relationship, if they violate modern slavery laws.

A copy of the Supplier Code of Conduct is available on our website under “Supplier Relations” at:
https://innospec.com/about-us/supplier-relations/.

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Raising Issues and Reporting Violations

Innospec’s employees, customers, suppliers and other stakeholders play a critical role in establishing, promoting and upholding a culture of compliance. An integral part of that culture is the creation of an environment in which concerns regarding unlawful, fraudulent or unethical matters may be raised without fear of retaliation. Innospec’s employees, customers, suppliers and other stakeholders may report concerns via several mechanisms which are outlined in our Reporting Corporate Governance Concerns Policy (for employees) and Third-Party Notice (for customers, suppliers and other stakeholders) and include a whistleblowing hotline, EthicsPoint. A copy of our Reporting Corporate Governance Concerns Third-Party Notice can be found on our website under “Corporate Governance” at: www.innospec.com/about-us/corporate-governance.

No Retaliation on Reporting Issues or Violations

Our Reporting Corporate Governance Concerns Policy states that Innospec will not retaliate against any person who acts in good faith to report Concerns or helps to investigate or resolve Concerns, including individuals who make reports, conduct investigations, are interviewed as witnesses or provide evidence. Innospec will not tolerate any form of retaliation against any person who reports or helps to investigate or resolve Concerns. Any employee who displays retaliatory behaviors may be subject to disciplinary action, up to and including termination of employment. Any customer, supplier or other stakeholder who displays these behaviors may have their contract or relationship with Innospec terminated.

Stock Trading Policy

We have adopted a Stock Trading Policy that provides restrictions on, and guidelines for, trading Company securities, or the securities of any other company while in possession of material non-public information. The Stock Trading Policy applies to all of our officers, directors, employees, contractors and agents. We believe the Stock Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. In addition, it is the policy of the Company to comply with all applicable securities laws and regulations. A copy of our Stock Trading Policy is filed with our Annual Report on Form 10-K.

Anti-Hedging Policy

Our Stock Trading Policy contains an anti-hedging provision that prohibits directors, officers and employees from hedging any stock, share or other securities issued by Innospec (including through the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any stock, share or other securities issued by the Company.

Anti-Pledging Policy

Our Stock Trading Policy contains a provision that prohibits directors, officers and employees from holding any stock, share or other securities issued by the Company in a margin account, or from otherwise pledging such securities as collateral for a loan, unless the person obtains approval in advance from the Nominating, Corporate Governance and Sustainability Committee. No approval will be granted unless that person clearly demonstrates the financial capacity to repay the loan (which must not constitute margin debt) without resorting to the pledged securities (pledges arising from certain types of hedging transactions are governed by the anti-hedging policy described above).

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Copies of Code of Conduct, Corporate Governance Guidelines and Committee Charters

Copies of our Code of Conduct, Corporate Governance Guidelines and each of the Board Committee charters can be accessed via the Company’s website under “Corporate Governance” at: https://innospec.com/about-us/corporate-governance. The Company intends to disclose on this section of its website any amendments to, or waivers from, its Code of Conduct that are required to be publicly disclosed pursuant to the rules of the SEC or Nasdaq.

Communications with Our Board

Any stockholder and other interested person who may desire to contact the Chairman or any of the Directors of Innospec may do so via the following e-mail address: contact.board@innospecinc.com, or by writing to them at Innospec Inc., 8310 South Valley Highway, Suite 350, Englewood, CO 80112. The Corporate Secretary will review communications received electronically and forward them to the addressee of the communication. The Corporate Secretary will review the communications received by mail or courier and forward to the appropriate addressee.

Board Committees

The Board maintains the following committees to assist it in discharging its oversight responsibilities. The Board has determined that each member of the following committees is an independent director. The current membership of each committee is:

Board Member	Audit Committee	Compensation Committee	Nominating, Corporate Governance and Sustainability Committee
Ms. Elizabeth K. Arnold	Member		Member
Mr. Milton C. Blackmore	Member	Member
Mr. David F. Landless	Chair		Member
Mr. Lawrence J. Padfield		Chair
Mr. Leslie J. Parrette		Member	Member
Ms. Claudia P. Poccia		Member	Chair
Number of meetings in 2025:	4	4	4

Audit Committee Financial Expert

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Audit
Committee

Current Members**:

David F. Landless (Chair) Since: Member since January 2016, Chair since May 2016

Milton C. Blackmore
Since: May 2020

Elizabeth K. Arnold
Since: November 2020

Independence:
All current members of the Audit Committee are independent.

Key Responsibilities:

•monitoring and overseeing the Company’s internal controls and financial reporting process

•overseeing the independent audit of the Company’s consolidated financial statements by the Company’s independent registered public accounting firm

•assisting the Board with its oversight of legal and regulatory compliance requirements in respect of financial reporting

•overseeing the determination of the independent auditor’s qualifications and independence

•overseeing the performance of the Company’s Business Assurance function, including internal audit and of the independent auditors

•preparing an audit committee report as required by the SEC to be included in our annual proxy statement; and

•meeting with the CFO, the Head of Business Assurance and the independent registered public accounting firm at least twice annually.

•Our independent registered public accounting firm reports directly to the Audit Committee, as does our Business Assurance group.

•The Audit Committee meets with management and our independent registered public accounting firm prior to the filing of the certifications of the CEO and CFO with the SEC to receive information concerning, among other things, significant deficiencies or material weaknesses in the design or operation of internal controls.

•Audit Committee Financial Experts. Our Board has determined that each of Mr. Landless and Ms. Arnold qualify as an “Audit Committee Financial Expert”* as such term is defined in SEC rules, and meet the standard for financial knowledge and sophistication required by Nasdaq and that other members of the Audit Committee also possess the required level of financial literacy and are independent for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq rules.

•We limit the number of Audit Committees of publicly traded companies on which our Audit Committee members may serve to three or less, including the Company.

•The Audit Committee Report appears later in this Proxy Statement.

•The Audit Committee operates pursuant to a written Audit Committee Charter which sets out its main obligations. A current copy of the Audit Committee Charter is available on our website under “Corporate Governance” at: www.innospec.com/about-us/corporate-governance.

*In the case of Mr. Landless, the Board made this determination based on Mr. Landless’s qualification as a chartered management accountant and his previous experience as Group Finance Director of Bodycote plc. and before that, Finance Director of Courtaulds Coatings (Holdings) Limited. He also had direct experience as Chair and member of the Audit Committee of Luxfer Holdings plc. as well as Audit Committee Chair of Renold plc.

In the case of Ms. Arnold, the Board made this determination based on Ms. Arnold’s qualifications and previous experience as Chief Financial Officer of Houghton International, Chief Financial Officer of Physiotherapy Associates and Chief Financial Officer of Tyco Flow Control and before that Chief Financial Officer of GE Silicones General Electric. Ms. Arnold also has experience as Audit Committee Chair at FreightCar America Inc.

**The Audit Committee comprised at least three members at all times during 2025, as required by our Audit Committee Charter.

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Compensation
Committee

Current Members:

Lawrence J.Padﬁeld (Chair) Since: Member since December 2012, Chair since May 2020

Milton C. Blackmore
Since: June 2010

Claudia P. Poccia:
Since: November 2020

Leslie J. Parrette:
Since: February 2025

Independence:
All current members of the Compensation Committee
are independent.

Key Responsibilities:

•reviews management compensation programs

•recommends compensation terms and agreements for senior Executive Oﬃcers to the Board for Board approval

•reviews changes in compensation for senior Executive Oﬃcers and Non-Employee
Directors (“NEDs”)

•oversees the Company’s stock-based plans

•reviews and approves corporate goals and objectives relevant to Chief Executive Oﬃcer compensation and evaluates the Chief Executive Oﬃcer’s performance in light of those goals

•reviews and makes recommendations to the Board on an annual basis regarding the evaluation process and compensation structure for the Company’s Oﬃcers

•reviews and makes recommendations to the Board regarding benefit plans which pertain to the senior Executive Oﬃcers who report to the Chief Executive Oﬃcer

•reviews the Company’s incentive compensation and stock-based plans and recommends changes in such plans to the Board as needed; and

•provides the Compensation Committee Report as required by the SEC and included in the Company’s proxy statement.

•Compensation Committee Interlocks and Insider Participation: During 2025, no Compensation Committee members were oﬃcers or employees of the Company, were former oﬃcers of the Company or were engaged in transactions with a related person that would be required to be disclosed by relevant SEC rules.

•During 2025 none of the Company’s Executive Oﬃcers served as directors or board committee members of another entity where any executive oﬃcers of such other entity served as a Director of the Company or as a member of any of the Company’s Board Committees.

•The Compensation Committee Report appears later in this Proxy Statement.

•The Compensation Committee operates under a written Compensation Committee Charter that governs its duties and standards of performance. A current copy of the Compensation Committee Charter is available on our website under “Corporate Governance” at: www.innospec.com/about-us/corporate-governance.

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Nominating,
Corporate
Governance and Sustainability
Committee

Current Members:

Claudia P. Poccia (Chair) Since: Member since July 2019, Chair since May 2020

David F. Landless
Since: May 2020

Leslie J. Parrette:
Since: January 2022

Elizabeth K. Arnold
Since: February 2025

Independence:
All current members of the Nominating, Corporate Governance, and Sustainability Committee
are independent.

Key Responsibilities:

•identify individuals qualified to become Board members consistent with criteria approved by the Board

•recommend to the Board the persons to be nominated by the Board for election as Directors at the Annual Meeting

•develop and recommend to the Board a set of corporate governance and compliance principles

•oversee the self-evaluation of the Nominating, Corporate Governance and Sustainability Committee, the self-evaluation of the Board and management’s evaluation of the Board

•monitor the Company’s continued compliance with Company policies and applicable rules and regulations by reviewing reports from the Legal Compliance Department that cover training, results of audits and policy updates

•monitor the work of the Legal Compliance Department in establishing observance of Innospec’s governance principles; and

•help shape the corporate governance policy of the Company by promoting legal compliance by the Company.

•Act as the Board’s conduit in environmental and social matters by interfacing with the Executive Team ESG Steering Group regarding communication and reporting plans and risk and otherwise helping the Board in its promotion of environmental and social factors and the satisfaction of associated obligations.

•The Nominating, Corporate Governance and Sustainability Committee operates under a written Nominating, Corporate Governance and Sustainability Committee Charter that governs its duties and standards of performance. A current copy of the Nominating, Corporate Governance and Sustainability Committee Charter is available on our website under “Corporate Governance”: https://innospec.com/about-us/corporate-governance/.

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Board and Committee Self-Evaluations

Each year, the Nominating, Corporate Governance and Sustainability Committee oversees the Board, Committee and Director self-evaluation process.

The annual evaluation process is as follows:

Stockholder Engagement

In 2025 Innospec participated in five investor conferences and two non-deal-roadshows. This included multiple engagements with the majority of our largest active stockholders, representing in the aggregate more than one-third of our outstanding stock, during the year. Where beneficial, we continued to leverage virtual meeting tools.

The Company was represented by a minimum of two, and often three of the senior executives comprising the CEO, CFO and Senior Vice President, Corporate Development and Investor Relations. During the year, several updated versions of our investor presentation were produced covering business performance, strategy and financial management of the Company. Concurrent with each update, the presentation was uploaded to the Company’s website so that all investors had access to the same information.

The Company’s senior management team also engaged with investors and analysts in the period soon after the release of quarterly results to discuss those quarterly results.

Along with business performance, market conditions, capital allocation plans and strategy, other issues were discussed as raised by investors.

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SUSTAINABILITY

Our Strategic Approach to Sustainability

As a global specialty chemical company, Innospec understands that the way we conduct our business is essential to the long-term success of Innospec. Our sustainability strategy is broken down into three key areas: Environmental, Social and Governance. We focus our actions in areas where we can have the most impact on the long-term future of our business. We believe this approach reflects our stakeholders’ priorities and demonstrates our commitment to striving to grow our business in what we believe to be a sustainable and socially responsible manner.

Environmental Conserving and protecting	Social Caring for people	Governance Leading by example

Environmental impact

Measuring and reducing the impact our activities have on the environment.

Product sustainability

Supplying safe, sustainable products, designed to meet the needs of society now and in the future, to help customers achieve their sustainability goals.

Health, safety and well-being

We strive to be leaders in health and safety, safeguarding anyone that could be affected by our activities and operations.

Employees

Investing in the growth, diversity and development of our employees helps us to attract talent and achieve long-term success.

Community engagement

Supporting local communities through education, fundraising and sponsorship opportunities

Legal compliance

Understanding that honest, ethical and transparent conduct is vital to our success and reputation. Implementation of robust operating systems and processes that protect the security of the company and its employees, information and intellectual property.

Third-party management

Verifying our supply chain complies with legal, ethical and social requirements, while also finding opportunities for environmental improvement and economic efficiency.

These are all built on the solid foundation of our economic commitment to responsible growth.

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Sustainability Governance

Innospec’s sustainability governance structure features standalone sustainability teams for each of our businesses reporting into an Executive Sustainability Steering Group. The Executive Sustainability Steering Group comprises our CEO and senior business leaders and is responsible for developing, resourcing and making decisions on Innospec’s sustainability strategy, targets and objectives. This group meets and reports, on a quarterly basis, directly to our Board’s Nominating, Corporate Governance and Sustainability Committee who have oversight of sustainability strategy, objectives and progress. In addition to this, the full Board is briefed annually on our sustainability progress, strategy, and future direction. Our VP Global Regulatory Compliance and Sustainability is responsible for leading Innospec’s sustainability strategy, implementation and continued execution. Our dedicated sustainability teams for our three business units focus on specific issues relevant to their customers and markets.

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Sustainability Performance Highlights from our 2024 Sustainability Report

Environment	Governance

•Reducing our impact on the environment

-22% reduction in absolute scope 1&2 GHG emissions since 2014*

-25% reduction in water intensity usage since 2014*

*Baseline reporting year

•Completion of energy reduction projects across our global operations in 2024 that will reduce our energy consumption by 2,289 MWh and scope 1 & 2 emissions by 367 metric tonnes each year

•All our manufacturing facilities now source 100% renewable electricity

•Renewable energy accounts for 19% of Innospec’s energy mix

•Verified performance

•CDP Supply Chain Disclosure Program 2024

•Climate – Performance band score of B (management)

•Water Security – Performance band score of B (management)

•EcoVadis Supply Chain CSR Assessment –
Gold medal ranking status

•Quarterly board committee and executive team oversight meetings of environmental, social and governance issues

•9,172 compliance courses delivered to all employees and directors as part of our annual compliance training and certification program.

•Sustainable Supply Chain

•EcoVadis assessment incorporated into our supplier evaluation and approval process. Innospec’s supply chain continues to score better than the EcoVadis Average.

•Sustainable sourcing of palm program

•Membership of Roundtable on Sustainable Palm Oil (RSPO) since 2013 and RSPO mass balance supply chain certified at all applicable manufacturing sites

•Increased transparency of our palm- based supply chain through our annual transparency and risk mapping assessment

•Member of the Action for Sustainable Derivatives (ASD), a new collaborative initiative that is working to maximize sustainability throughout the palm supply chain

•Palm Grievance Procedure and tracking system

•Risk Oversight

•As part of oversight of our cyber security and information technology systems, employee training on cyber security risks was required of all Innospec Directors and employees who have access to our information technology resources

•For each of 2019, 2020, 2021, 2023 and 2025 the Board retained NCC Group (“NCC”) to perform cyber security reviews against NIST CSF Framework. NCC reports its findings directly to the Board. Going forward the company is working towards attaining ISO27001.

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Health, Safety & Wellbeing	Community Engagement

•Active near miss incident reporting program (defined as a learning event that did not cause harm but had the potential to cause injury or loss), with 13,633 near misses raised in 2024, up 2% on 2023

•Innospec 2024 Employee Reportable Lost Time Accident Frequency Rate of 0.32 per 100,000 hours.

•Process safety systems, procedures and leadership targeting the prevention of major accident hazard events

•Corporate behavioral safety program Journey to Zero Harm rolled out to all employees globally

•Wellbeing support, training and advice offered to employees

•Over $791,000 social value in 2024 supporting 210 charities and good causes

•Innospec Cares, our global charitable program that enables employees to support their chosen charitable organizations through financial giving and volunteering days

•1,558 employee volunteering hours worked for good causes

•Over $2.3 million raised for the PenFed Foundation Military Heroes Fund since 2007

•Supporting the next generation of scientists and engineers through engagement with schools and educational centers

Sustainable Innovation

•$47.8 million investment in product development and application up 15% on 2023

•354 people working globally in Research & Technology and Technical Support

•Provision of safe, sustainable products designed to meet the needs of society, while minimizing their environmental impact in manufacture and use

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Working towards the UN Sustainable Development Goals

Innospec recognizes that the private sector plays an important role in advancing the United Nations Sustainable Development Goals (“SDGs”) which address the world’s most pressing economic, social and environmental challenges. In 2024, we conducted a review of our activities, mapping them against the SDGs and found that we directly contribute to 14 of the goals. Of these we have identified five that align most closely to our operations; Quality Education, Affordable and Clean Energy, Decent Work and Economic Growth, Responsible Consumption and Production, and Life on Land. The UN SDGs have been used to guide our materiality assessment and the evolution of our Sustainability strategy and agenda. We will continue to evolve our existing sustainability initiatives to maximize our contribution.

SDGs we contribute the most towards	Other SDGs we contribute towards

4 QUALITY EDUCATION

7 AFFORDABLE AND CLEAN ENERGY

8 DECENT WORK AND ECONOMIC GROWTH

12 RESPONSIBLE CONSUMPTION AND PRODUCTION

15 LIFE ON LAND

Corporate Social Responsibility Reporting

As part of Innospec’s ongoing commitment to being open and transparent around our performance, our latest 2024 Sustainability Report was independently assessed to a moderate level of assurance, to the globally recognized AccountAbility’s AA1000 Assurance Standard 2018.

The 2024 Sustainability Report, along with further information on our Sustainability program and performance, is available at https://innospecsustainability.com, but does not constitute part of, and is not incorporated by reference into, this Proxy Statement.

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HUMAN CAPITAL MANAGEMENT

We work hard to make the company an attractive career choice for both new recruits and existing employees.

Human capital management is critical to Innospec’s ongoing business success. Our aim is to create an engaged and motivated workforce where employees are inspired by leadership, engaged in purpose-driven, meaningful work and have opportunities for growth and development.

An effective approach to human capital management requires that we invest in talent, development, culture, and employee engagement. We aim to create an environment where our employees are encouraged to make positive contributions and fulfill their potential.

Core Values & Culture

Our core values are:

Responsible Growth: Financial stability and growth are essential to maintain our goal of making a positive contribution towards a more sustainable future. Generating economic benefits for our employees, stockholders, and local communities — encouraging ongoing innovation in our product portfolio alongside excellent customer service, financial stability and responsible growth, will allow our business to be competitive and sustainable.

Caring for People: We strive to create a safe and caring culture where our employees are supported and encouraged to make positive contributions. Our continued success depends on keeping people safe, promoting a healthy lifestyle, protecting human rights, improving education, training and maintaining good relations with our neighbors.

Conserving & Protecting the Environment: We aim to use resources as efficiently as practicable and minimizing the impact of our operations on the environment. We look to supply safe, sustainable products, designed to meet the needs of society now and in the future while minimizing their environmental impact.

Leading by Example: We understand that honest, ethical and transparent conduct is vital to our success and reputation. Every employee plays an essential part in complying with local and national laws, rules and regulations. We uphold a high standard of corporate and business integrity across all of our activities.

At Innospec, we encourage our people to aspire to a culture that is:

Confident

We know what is expected of us and take responsibility for our own workload. We assume responsibility for making decisions and are flexible in our dealings with people. We take additional responsibility to meet customer needs and enhance performance.

Informed

We take pride in being good at what we do and actively seek to enhance our knowledge and skills to help improve performance. We use our expertise co-operatively to meet customer needs and enhance our performance. We respect each other and listen carefully to understand others’ points of view.

Clear

As an organization, we are open and transparent. We encourage and welcome feedback and we support people to deal with any unwelcome messages.

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Innovative

Our people are forward thinking and inspired. We enjoy challenges and encourage new ideas. We seek continual improvement, and care about treating people well through periods of change.

Dynamic

We are performance driven, enthusiastic and quick to respond. We set clear targets and objectives and take satisfaction in achieving them. We want to be part of a successful team and business, and we make decisions quickly and implement them.

Employee Engagement

Attracting Talent. We believe our hardworking team of employees is our greatest asset. We employ approximately 2,469 people across 23 countries, and we believe that the skills, commitment and enthusiasm of our employees helps us to deliver long-term growth for investors.

Across our sites, we provide local support and opportunities for the next generation of talent in our industry by offering a range of placements, internships, work experience, and apprenticeships. We strive to attract and retain the best talent in a changing and competitive working environment.

Pay and benefits. We offer what we believe are competitive reward and recognition programs, based on both business-wide and individual performance. Our packages have been designed to attract and retain the best employees, reward achievement, and encourage our teams to deliver superior performance for our customers and our company.

We have a very high level of staff retention, with 33% and 54% of our employees serving greater than 10 years and 5 years, respectively.

In addition to our Company wide performance incentive plans, we encourage our employees to share in the long-term success of our Company with incentive programs, such as our Global Sharesave plan. This plan gives employees the opportunity to participate in a savings plan linked to an option to buy shares in Innospec at a discount and, therefore, benefit from any growth in the share price over the savings period. We also provide a range of other benefits in line with the market practice in each location we operate in, including insurance and pension arrangements.

Performance Management Framework. We conduct an annual performance management process across the organization. Together with their line managers, employees agree upon annual objectives, and, at the end of the year, review with their line manager their performance against those objectives and their overall performance. The results of each annual performance review affect performance bonus amounts, pay, adjustment and career advancement decisions.

Senior Leadership Communications and Transparency. We actively seek opportunities for regular engagement and communication by our CEO and other Senior Executives with our broader employee population. Communications are through a variety of means including written communications, webcasts and conference calls. For example, we hold a CEO Call at least once a year, during which the CEO and CFO discuss current issues and developments in the business, including a Q&A session answering questions raised by employees. The CEO Call is accessible to all employees across the Company. In addition to the CEO Calls, each financial quarter, following the quarterly financial results announcement, the CEO and CFO provide a written review of the financial results to all employees.

Diversity and Inclusion

Innospec aims to attract and retain the best people by making employment decisions that are based on merit, performance, ability, and contribution to the Company. As part of our Global HR Policies, our diversity and equal opportunities policy means that current and prospective employees receive equal opportunities irrespective of sex

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or gender (including pregnancy, childbirth and pregnancy-related conditions), gender identity or expression, genetic information, marital status, sexual orientation, race, color, ethnic or national origin, age, disability, religion, creed or belief or any other characteristic protected by applicable local legislation.

Health and Safety

Objectives. We prioritize the safety of employees, communities and everyone involved in the manufacture, use or disposal of our products. We set high standards for process and occupational safety, which is managed by our network of Safety, Health and Environment (“SHE”) professionals throughout the business. SHE is a top priority for Innospec with our three core objectives being:

•No one gets hurt •We don’t negatively impact our neighbors •We leave only the gentlest footprints on our environment	It is our goal to make sure that everybody returns home safe at the end of the working day.

Leadership. The Company periodically reviews the Corporate SHE structure and organization so that we have the optimum resources and correct approach. We strive to embed SHE in our culture by having leadership that comes from executive management. Our Responsible Care Executive Committee (known as RESPECT) comprises members of the senior leadership team and is led by the CEO. RESPECT is responsible for setting the group’s SHE policies and objectives across the global business. It also monitors ongoing performance in these areas throughout the year. Through this structure, we have established a strong culture of safety within our organization. The RESPECT committee reports to the Board and conducts a major review of objectives and performance annually alongside quarterly interim reviews.

Training. Training is an essential part of our health and safety strategy. To minimize the risk of accident or injury, we give our employees the information they need, delivered effectively and at the appropriate time. Our ongoing training programs demonstrate our commitment to targeting zero accidents, making sure that safety is always front of mind and that we continually raise standards.

Every year, employees across our sites take part in a variety of site-specific training courses to enable them to be competent and safe in their roles.

A copy of the Company’s Safety, Health and Environment Policy can be found on the “Sustainability” section of the Company’s website at https://innospecsustainability.com, but does not constitute part of, and is not incorporated by reference into, this Proxy Statement.

Development and Training

As an organization, we are committed to making Innospec a great company to work for and we invest, as appropriate, in the development of our employees to meet this ambition.

Our employees are offered both internal and external training, where appropriate, to support their continued development and to meet the needs of our business. Where relevant, we support our employees’ ongoing professional training and development to encourage their progression within our business.

The Board is also actively involved in reviewing and approving executive compensation, selections and succession plans so that we have leadership in place with the requisite skills and experience to deliver results the right way. The CEO periodically provides the Board with an assessment of each Senior Executive that has the potential to be a successor for the CEO position, as well as perspectives on potential candidates for other senior management positions.

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Further information on our human capital management initiatives is available in our annual Environmental, Social & Governance Report, available online in the “Sustainability” section of the Company’s website at https://innospecsustainability.com, but does not constitute part of, and is not incorporated by reference into, this Proxy Statement.

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PROPOSAL 1 – ELECTION OF TWO CLASS I DIRECTORS

(Item 1 on the Proxy Card)

The first proposal to be voted on at the meeting is the election of two Class I Directors. The directors elected at this meeting will serve until the 2029 Annual Meeting of Stockholders. The Board has nominated Elizabeth K. Arnold and Claudia P. Poccia, current Class I Directors, whose terms expire at the upcoming Annual Meeting of Stockholders, for election to the Board.

The Bylaws of the Company provide that the number of directors shall be not less than three nor more than twelve members, the exact number of which shall be determined from time to time by resolution adopted by the Board, and that the Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board.

The Board recommends that you vote “FOR” each Director nominee.

The below chart includes this year’s nominees included in Proposal 1, along with their age, tenure, principal occupation and committee membership:

	Age	Independent	Director Since	Board Committee(s)	Principal Occupation	Other Public Board Position(s)
Elizabeth K. Arnold	61	✔	2020	Audit Committee Nominating, Corporate Governance and Sustainability Committee	Retired	FreightCar America Inc. – NED, Audit Committee Chair and member of Nominating and Governance and Compensation Committee
Claudia P. Poccia	66	✔	2019	Nominating, Corporate Governance and Sustainability Committee (Chair), Compensation Committee	CEO	None

If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected.

According to the Bylaws and Corporate Governance Guidelines, the Nominating, Corporate Governance and Sustainability Committee recommended to the Board that the Board submit the Class I Directors to the vote of stockholders. The above-named nominees will be elected to the Board on a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote.

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Our “Majority Vote” Director Resignation Policy

According to the procedure set out in our Corporate Governance Guidelines, in an uncontested election, any nominee for director (including an incumbent director) who receives a greater number of votes “withheld” from his or her election than votes “for” such election, the nominee must offer his or her resignation promptly to the Board following certification of the stockholder vote. Upon receipt of the resignation, the Nominating, Corporate Governance and Sustainability Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating, Corporate Governance and Sustainability Committee’s recommendation within 120 days following certification of the stockholder vote. The Nominating, Corporate Governance and Sustainability Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Thereafter, the Company will promptly disclose the Board’s decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K furnished to the SEC. This resignation policy does not apply to contested director elections.

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INFORMATION ABOUT THE INNOSPEC INC. BOARD

Innospec believes that having an independent, active, and engaged Board is key to our success. We also believe that new perspectives and ideas are critical to a forward-looking and strategic Board. Our goal is to seek a balance between new points of view and the valuable experience and knowledge that longer-serving directors bring to the boardroom. We believe that we have assembled a Board with varied backgrounds, experiences and viewpoints who understand our markets, customers and employees. The Board seeks a mix of directors with qualities that result in a well-rounded, diverse Board that thinks critically and also functions effectively by reaching informed decisions. Our Directors have a diversity of experience and a variety of skills, education, qualifications and viewpoints that strengthen the Board’s ability to carry out its oversight role of the Company and effectively represent the interests of stockholders.

Current Board and Committee fast facts:

0	67 Years	10 Years	100%
No Over-boarded Directors	Average Director Age	Average Director Tenure	Independent Board Committee Members

Board Skills Matrix

The table below is a summary of the range of attributes and experiences that each Director currently in office brings to our Board. As it is a summary, it is not intended to be a complete description of all of the skills and attributes that each of our Board members possesses.

Additional information about the background, business experience and other matters of each nominee and director who will continue in office following the Annual Meeting of Stockholders, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company is provided under the heading “Director Biographies” beginning on page 36.

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Director Skill/Competency	Ms. Elizabeth K. Arnold	Mr. Milton C. Blackmore	Mr. David F. Landless	Mr. Lawrence J. Padfield	Mr. Leslie J. Parrette	Ms. Claudia P. Poccia	Mr. Patrick S. Williams
Senior Leadership Experience Business and strategic management experience from service in a significant leadership position, such as CEO, CFO or other senior executive role.	•	•	•	•	•	•	•
Financial Literacy Directors with an advanced understanding of finance and accounting provide oversight of the preparation of financial statements and risk management.	•	•	•	•

Public Company Board Experience

Experience serving on the boards of other public companies, which provides an understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting stockholder interests.

	•		•			•	•
Chemical Industry Experience In-depth knowledge of our industry, operations, and competitive environment.	•	•	•	•		•	•
Corporate Governance Experience An understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting stockholder interests.	•	•	•	•	•	•	•
Manufacturing/Operations Experience Experience in an executive role responsible for the oversight of operations and the development of a business strategy.	•	•	•	•		•	•
Human Capital Management Experience Experience with compensation, attracting and retaining top talent, development and succession planning.	•	•		•	•	•	•

M&A Experience

Experience driving strategic direction and growth, including expertise in mergers and acquisitions, capital markets, dispositions, financing, private equity and other business development activities.

	•	•	•	•	•	•	•
Global Experience Global business experience, including an understanding of diverse business environments, economic conditions, and cultures and a broad perspective on global business opportunities.	•	•	•		•	•	•
Regulatory/Legal/Compliance Experience Experience interacting with governmental or regulatory entities and/or experience of legal/compliance issues affecting publicly listed companies.	•	•	•	•	•	•	•

Information Security Experience

Experience in management of IT functions, carrying out IT risk assessments and audits, implementing IT security policies and knowledge and management of IT capabilities and risks associated with cyber security matters.

	•		•		•
Board Composition
Age	61	78	66	70	64	66	61
Tenure (years)	5	16	10	14	4	7	17
Diversity	•				•	•

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Director Biographies

The following is biographical and other information about our current Directors, including the nominees for election at the Annual Meeting.

Class I Directors

Ms. Claudia P. Poccia Age: 66 Director since July 1, 2019 Committees: Nominating, Corporate Governance and Sustainability Committee (Chair), Compensation Committee

Ms. Poccia serves as Chief Executive Officer of Grace De Monaco, a wholly owned subsidiary of The Princess Grace Foundation-USA. Grace De Monaco is a global luxury brand, the net proceeds of which support emerging artists in theater, dance, and film through the Princess Grace Awards program. Ms. Poccia continues to serve on the Board of Trustees of The Princess Grace Foundation-USA.

Since 2018, Ms. Poccia has served as Co-Founder and Chief Executive Officer of Dragonfly Sage, a strategic consultancy advising luxury lifestyle and beauty brands. She has more than 30 years of experience in the global beauty industry. Ms. Poccia also co-founded IdeavationLabs LLC, a beauty incubation platform, where she served as Chief Executive Officer from 2020 to 2021.

Previously, Ms. Poccia served as Chief Marketing Officer and Head of International Business Development for bareMinerals at Shiseido Americas Company. Prior to that, she was President and Chief Executive Officer of Gurwitch Products from 2011 to 2015. From 2009 to 2011, Ms. Poccia served as Global President, Beauty, at Avon Products Inc., having joined the company in 2005 as President of the U.S. beauty business.

From 1994 to 2005, Ms. Poccia held several senior executive roles at The Estée Lauder Companies Inc., including President of Stila Cosmetics and Vice President of Business Development for the Estée Lauder brand. Earlier in her career, she spent seven years at Avon Products Inc. in various sales leadership roles.

Since May 2019, she has been a board member of Fashion Group International, a nonprofit organization focused on the fashion industry. Ms. Poccia has received industry recognition for her leadership, including being named one of Beauty Inc.’s Top 50 Most Influential People in Beauty. She has also received the Cosmetic Executive Women Achiever Award and the Women’s Wear Daily Beauty Biz Award for Innovative Marketer.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Public Company Board Experience	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	Human Capital Management Experience	M&A Experience	Global Experience	Regulatory/ Legal/ Compliance Experience

Ms. Poccia has an in-depth knowledge of the international personal care industry, particularly the beauty sector and has held several senior positions during her career. She brings industry knowledge and marketing expertise to the Company.

For additional detail see our Board Skills Matrix on page 34.

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Ms. Elizabeth K. Arnold Age: 61 Director since November 2, 2020 Committees: Audit Committee, Nominating, Corporate Governance and Sustainability Committee

Ms. Arnold has served as an independent Director of FreightCar America, Inc., a railroad freight car manufacturer and parts supplier, since 2019, serves as its audit committee chairperson and serves on the nominating and corporate governance committee and compensation committee. From October 2014 to 2019, Ms. Arnold served as the Senior Vice President, Chief Financial Officer and Treasurer of Houghton International, a specialty chemical company with international operations where she also had responsibility for the information technology department. From October 2012 to April 2014, Ms. Arnold served as the Chief Financial Officer of Physiotherapy Associates where she also had responsibility for the information technology department. Prior to that, Ms. Arnold served as the Chief Financial Officer of Tyco Flow Control from April 2010 to September 2012, having previously served as the Vice President, Corporate Financial Planning & Analysis at Tyco International. Earlier in her career, Ms. Arnold served in numerous roles, including executive leadership positions, for GE, a global high-tech industrial company with products and services ranging from aircraft engines, power generation and oil and gas production to medical imaging.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Financial Literacy	Public Company Board Experience	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	Human Capital Management Experience	M&A Experience	Global Experience	Regulatory/ Legal/ Compliance Experience	Information Security Experience

Ms. Arnold has an in-depth knowledge of the chemical industry and has held several senior management positions during her career. She brings industry knowledge and financial expertise and experience in information technology, including cyber security, to the Company.

For additional detail, see our Board Skills Matrix on page 34.

Class II Directors

Mr. Milton C. Blackmore Age: 78 Director since June 1, 2010, Chairman of the Board Committees: Compensation Committee, Audit Committee

Mr. Blackmore serves as Non-Executive Chairman of the Company. Mr. Blackmore was most recently the Senior Vice President, Marketing and Product Supply for Sinclair Oil Corporation, one of the largest independent oil companies in the U.S. Sinclair recently merged with Holly Frontier of Dallas, TX, which is now known as HF Sinclair Corporation. Mr. Blackmore served on its board of directors until his retirement in 2009, having previously held a number of senior marketing roles within that company. He was also Chairman of Sinclair Marketing Inc., which is Sinclair Oil Corporation’s convenience store business. Before joining Sinclair in 1995, Mr. Blackmore was with Kerr- McGee Refining Corporation for twenty-six years, progressing through a variety of accounting, marketing and general management positions, ultimately serving as General Manager, Branded Marketing for three years. Mr. Blackmore has a Bachelor of Science degree in Business Administration from Panhandle State University in Oklahoma.

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Key Attributes, Experience and Skills:

Senior Leadership Experience	Financial Literacy	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	Human Capital Management Experience	M&A Experience	Global Experience	Regulatory/ Legal/ Compliance Experience

Mr. Blackmore has an in-depth knowledge of the chemical industry, particularly the oil sector and has held several senior positions during his career. He brings industry knowledge, financial and marketing expertise to the Company.

For additional detail, see our Board Skills Matrix on page 34.

Mr. Leslie J. Parrette Age: 64 Director since January 1, 2022 Committees: Compensation Committee, Nominating, Corporate Governance and Sustainability Committee

Mr. Parrette is currently the President of One Page Thinking, a data visualization company he founded in 2003. For more than 20 years, he has served as General Counsel and Chief Compliance Officer for several public companies in domestic and international markets across a variety of industries, including energy trading, electric and gas utilities, natural gas pipelines, aluminum manufacturing, and electrical product distribution. In 2005, he joined Novelis Inc., a subsidiary of Hindalco Industries Ltd., an aluminum rolling and recycling company serving as Senior Vice President, General Counsel, Compliance Officer, and Corporate Secretary until 2020. Prior to this, in 2000, Mr. Parrette joined Aquila, Inc., an international electricity and natural gas utility company, as Senior Vice President, General Counsel, and Secretary. In 1992, he joined Blackwell Sanders, LLP as a Senior Partner and Chair of the law firm’s International Committee. He is a member of the Nominating, Corporate Governance and Sustainability Committee and the Compensation Committee. Mr. Parrette has a Bachelor of Arts degree in Sociology from Harvard College and a J.D. degree from Harvard Law School.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Corporate Governance Experience	Human Capital Management Experience	M&A Experience	Global Experience	Regulatory/ Legal/ Compliance Experience	Information Security Experience

Mr. Parrette brings significant legal, compliance and governance expertise to the Board, which is invaluable in a heavily regulated industry in which the Company operates.

For additional detail, see our Board Skills Matrix on page 34

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Class III Directors

Mr. David F. Landless Age: 66 Director since January 1, 2016 Committees: Audit Committee (Chair), Nominating, Corporate Governance and Sustainability Committee

Mr. Landless was the Group Finance Director for Bodycote plc, a U.K. listed company, which provides thermal processing services globally for a wide range of industries including aerospace, automotive, oil and gas and construction, for over 17 years until December 2016. From March 2013 to June 2022, he was a Non- Executive Director for Luxfer Holdings plc; a NYSE listed global materials technology company, and was their Audit Committee Chair until May 2019, when he was appointed Chairman of the Board, which role he relinquished in March 2022. In January 2017, he was appointed a Non-Executive Director of Renold plc, a U.K. listed global manufacturer of specialist industrial chain and machinery transmissions and also was a member of and chaired their Audit Committee until August 2021, from which date he became Chairman of the Board. He retired from the Board of Renold plc on its sale and delisting in October 2025. He is also a Non-Executive Director of Ausurus Group Ltd the holding company of European Metal Recycling (EMR), a large private scrap metal recycling company and was appointed to this role in June 2017. Mr. Landless’s early career includes fourteen years with Courtaulds plc, where he held a number of finance roles, ultimately serving as the Finance Director of Courtaulds Coatings (Holdings) Limited from 1997 to 1999. Mr. Landless is a Chartered Management Accountant and has a Bachelor of Science degree in Management Sciences from the University of Manchester Institute of Science and Technology in the U.K.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Financial Literacy	Public Company Board Experience	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	M&A Experience	Global Experience	Regulatory/ Legal/ Compliance Experience	Information Security Experience

Mr. Landless brings significant financial expertise and knowledge of financial reporting with his wealth of experience as a Finance Director and as a Non-Executive Director during his career to date. Mr. Landless also has substantial international experience in the chemicals, paint and engineering sectors.

For additional detail, see our Board Skills Matrix on page 34.

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Mr. Lawrence J. Padfield Age: 70 Director since December 1, 2012 Committees: Compensation Committee (Chair)

Mr. Padfield was a principal and Executive Vice President of Blackline Partners LLC, a closely held private equity and midstream logistics and terminal development company, where he served from 2014 to 2019. He continues to hold the position as the Board Chairman of CAP Technologies, a private U.S. company that has developed and markets a ground-breaking technology for cleaning and coating wire, rebar and plate steel, a position he has held since 2018. In June 2025 Mr. Padfield was appointed Board Chairman of Envirovalve Group Inc., a private U.S.-based company that produces and sells an innovative, patented family of pressure relief valves.

Prior to forming Blackline Partners, Mr. Padfield was a founding partner and Vice President of U.S. Development Group LLC, an industry leading biofuel and crude oil terminal development company. Mr. Padfield’s early career includes eighteen years at Shell Oil Company where he held a number of roles in marketing, engineering and product supply, ultimately serving as the Business Development and Acquisitions Manager for their terminal and pipeline business. Mr. Padfield has a degree in Civil Engineering from the University of Missouri.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Financial Literacy	Public Company Board Experience	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	Human Capital Management Experience	M&A Experience	Regulatory/ Legal/ Compliance Experience

Mr. Padfield has almost thirty years’ experience in the oil and gas logistics industry, commercial marketing and business development, and his wealth of knowledge in this sector is a valuable resource to the Company.

For additional detail, see our Board Skills Matrix on page 34.

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Mr. Patrick S. Williams Age: 61 Director since May 11, 2009 Committees: None

Mr. Williams has served as President and Chief Executive Officer of the Company since his appointment to this position on April 2, 2009 and as a Director of the Company since May 11, 2009. Prior to holding this position, Mr. Williams was Executive Vice President and President, Fuel Specialties of the Company from 2005 to 2009 and in addition assumed responsibility for the global Performance Chemicals business in 2008. He held a number of senior management and sales leadership positions in Innospec Fuel Specialties LLC, including acting as the Chief Executive Officer of this business from 2004 to 2009. Before joining the predecessor company of Innospec Fuel Specialties LLC, Starreon Corporation, in 1993, Mr. Williams established a number of businesses and currently holds equity positions in an exploration/oil company and general investment companies and a real estate business. Since February 2020, Mr. Williams has served as a Non-Executive Director of AdvanSix Inc., and as a member of its Compensation and Leadership Development Committee and Chair of the Nominating and Corporate Governance Committee.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Public Company Board Experience	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	Human Capital Management Experience	M&A Experience	Global Experience	Regulatory/ Legal/ Compliance Experience

As the only management representative on the Board, Mr. Williams provides an insider’s perspective in Board discussions about the business and strategic direction of the Company. Mr. Williams has particular experience in the Fuel Specialties, Performance Chemicals and Oilfield Specialties businesses, and brings a wealth of knowledge to the Company.

For additional detail, see our Board Skills Matrix on page 34.

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DIRECTOR COMPENSATION

Elements of Director Compensation:

In 2025, the non-employee director’s compensation was generally a flat annual fee based on the following arrangement:

Annual Retainer:

•An annual retainer of $200,000, paid quarterly, to the Chairman of the Board.

•An annual retainer of $100,000, paid quarterly, for all other NEDs.

Additional Annual Retainers for Board Committee duties as follows:

•An additional annual retainer of $16,000, paid quarterly, for the Chair of the Compensation Committee.

•An additional annual retainer of $23,000, paid quarterly, for the Chair of the Audit Committee.

•An additional annual retainer of $14,000, paid quarterly, for the Chair of the Nominating, Corporate Governance and Sustainability Committee.

•An additional annual retainer of $5,000, paid quarterly, to the members of the Audit Committee.

•No additional daily fees for attendance at Board or Committee meetings or calls, except as provided below.

In addition to the compensation arrangements described above:

•NEDs may receive an additional daily fee of $2,000 for additional days provided at the specific request of the CEO.

•Each NED is entitled to reimbursement for any reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its Committees and related activities.

Annual Equity grant:

•Each NED also receives an annual grant of equity under the Innospec Inc. Long-Term Incentive Omnibus Plan (the “Omnibus Plan”) in February of each year, equal to $125,000, based on the closing stock price for Company stock on the date prior to grant. In February 2025, such awards were equity awards in the form of restricted stock units granted at zero cost. Restricted stock units vest after three years.

•The value of the restricted stock units for the Directors included in the “Director Compensation” table, under the column headed “Stock Awards”; the table discloses the grant date fair value of full value awards made under the Omnibus Plan. The value of the restricted stock units is determined using the number of stock awarded and the grant date fair value for each stock awarded is calculated using the Black-Scholes model, with reference to the underlying stock price, volatility of the Company’s stock price, risk free rate and expected dividend yield. For full value awards with additional characteristics, such as vesting criteria linked to stock market indices or stock price performance, a Monte Carlo simulation is used to model the range of potential outcomes. For further information on the assumptions underlying these grant date fair values refer to Note 18 of the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

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Director Stock Ownership Guidelines

The Compensation Committee has determined that there should be a minimum stockholding requirement for the NEDs. All NEDs are required to acquire and hold stock valued at the equivalent of five times their annual cash retainer*. These stock ownership levels must be reached within five years of appointment. At the end of 2025, the stockholding for each of the NEDs was greater than five times their annual cash retainer.

* The following shares of Company stock shall count towards compliance with the Minimum Stockholding Levels:

a.Common stock held directly or indirectly for the benefit of immediate family members or in trust for the benefit of such person or such person’s immediate family members

b.Common stock, deferred stock, and/or stock units held in Company retirement plans, deferred compensation plans, IRAs, stock purchase plans, or other deferred compensation plan

c.Full-value awards, including shares of restricted stock, restricted stock units, and/or other full-value awards granted at zero cost and which vest solely based on time

Full-value awards subject to performance conditions, shares of common stock subject to outstanding stock options and other market-priced awards, and other awards which may be granted under Company equity plans shall not count towards compliance with Minimum Stockholding Levels.

DIRECTOR COMPENSATION FOR FISCAL 2025

Name	Fees Earned or Paid in Cash $	Stock Awards $	Total $
Ms. Elizabeth K. Arnold	105,000	118,119	223,119
Mr. Milton C. Blackmore	205,000	118,119	323,119
Mr. David F. Landless	123,000	118,119	241,119
Mr. Lawrence J. Padfield	116,000	118,119	234,119
Mr. Leslie J. Parrette	100,000	118,119	218,119
Ms. Claudia P. Poccia	114,000	118,119	232,119

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The number of unexercised options and unvested full value equity awards outstanding as of December 31, 2025 for each NED is detailed in the table below:

Name	Number of Options	Number of Stock Awards	Option Exercise Price $	Date of Grant
Ms. Elizabeth K. Arnold		1,209	0.00	02.24.25
		782	0.00	02.26.24
	297		109.42	02.27.23
		594	0.00	02.27.23
	326		99.68	02.21.22
	300		99.97	05.06.21
Mr. Milton C. Blackmore		1,209	0.00	02.24.25
		782	0.00	02.26.24
	297		109.42	02.27.23
		594	0.00	02.27.23
	326		99.68	02.21.22
	300		99.85	02.22.21
	313		95.70	02.24.20
	370		81.07	02.25.19
	880		68.20	02.20.18
	850		70.60	02.21.17
	1,030		44.18	02.22.16
Mr. David F. Landless		1,209	0.00	02.24.25
		782	0.00	02.26.24
	297		109.42	02.27.23
		594	0.00	02.27.23
	326		99.68	02.21.22
		652	0.00	02.21.22
	300		99.85	02.22.21
	313		95.70	02.24.20
	370		81.07	02.25.19
Mr. Lawrence J. Padfield		782	0.00	02.26.24
	297		109.42	02.27.23
		594	0.00	02.27.23
	326		99.68	02.21.22
		652	0.00	02.21.22
	300		99.85	02.22.21
	313		95.70	02.24.20
	370		81.07	02.25.19
	880		68.20	02.20.18
	850		70.60	02.21.17
	1,030		44.18	02.22.16
	1,035		43.95	02.23.15

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Name	Number of Options	Number of Stock Awards	Option Exercise Price $	Date of Grant
Mr. Leslie J. Parrette		1,209	0.00	02.24.25
		782	0.00	02.26.24
	297		109.42	02.27.23
		594	0.00	02.27.23
	325		99.94	05.06.22
Ms. Claudia P. Poccia		1,209	0.00	02.24.25
		782	0.00	02.26.24
	297		109.42	02.27.23
		594	0.00	02.27.23
	326		99.68	02.21.22
		652	0.00	02.21.22
	300		99.85	02.22.21

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WHO OWNS OUR STOCK? INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP

The table “Stock Ownership of Directors and Executive Officers as of February 15, 2026”, sets out information with regard to the Directors of the Company, our Executive Officers who are named in the “Summary Compensation Table” which appears later in this Proxy Statement (“Named Executive Officers” or “NEOs”), and all current Directors and Executive Officers of the Company as a group.

The table “Beneficial Owners at Fiscal Year-End 2025” sets out certain information with respect to the beneficial ownership of the Company’s Common Stock as of December 31, 2025 by holders of more than 5% of the Company’s outstanding Common Stock.

As of December 31, 2025, excluding treasury stock, there were 24,884,675 shares of Common Stock outstanding. To the knowledge of the Company, each stockholder listed in the tables below has sole voting and investment power with respect to the stock indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated, the business address of each person is the Company’s corporate address.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AS OF
FEBRUARY 15, 2026

The following table sets out the amount of our Common Stock beneficially owned by each of the Directors, the CEO, the CFO and the other NEOs of the Company:

Name		Shares Owned Directly or Indirectly	Right to Acquire	Total	Percent of Class
Ms. Elizabeth K. Arnold	(2)	2,252	1,517	3,769	*
Mr. Corbin Barnes	(2)	6,062	3,252	9,314	*
Mr. Milton C. Blackmore	(1)(2)	7,000	4,960	11,960	*
Mr. Ian C. Cleminson	(2)	10,977	5,425	16,402	*
Mr. David F. Landless	(2)	4,102	2,200	6,302	*
Mr. Trey Griffin	(2)	4,023	2,804	6,827	*
Dr. Ian M. McRobbie	(2)	35,979	0	35,979	*
Mr. Lawrence J. Padfield	(2)	5,923	5,995	11,918	*
Mr. Leslie J. Parrette	(2)	3,252	1,216	4,468	*
Ms. Claudia P. Poccia	(2)	2,503	1,217	3,720	*
David B. Jones	(2)	8,131	3,778	11,909	*
Mr. Patrick S. Williams	(2)	172,730	66,284	239,014	*
Directors and Executive Officers as a group (12 persons)	(2)	262,934	98,648	362,582	1.45

Footnotes to “Stock Ownership” table:

(*)Less than 1%

(1)In the case of Mr. Blackmore this figure includes shares held by ‘The Milton & Janet Blackmore Trust’

(2)The “Right to Acquire” column in the table represents the number of shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following February 15, 2026

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PRINCIPAL BENEFICIAL OWNERS AT FISCAL YEAR END 2025

This table lists all entities that are beneficial owner of more than 5% of Innospec Inc. common stock:

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York NY 10055	(1)	3,681,666	14.7%
The Vanguard Group 100 Vanguard Boulevard Malvern Pennsylvania PA 19355	(2)	2,953,893	11.88%
Allspring Global Investments Holdings, LLC 1415 Vantage Park Drive 3rd Floor Charlotte, NC 28203	(3)	2,337,644	9.40%

Based on a review of filings with the SEC, the Company is unaware of other holders of more than 5% of the outstanding shares of Innospec Inc. Common Stock.

Notes:

(1)According to a Schedule 13G/A dated April 30, 2025, BlackRock, Inc. has sole voting power over 3,650,446 shares and sole dispositive power over 3,681,666 shares.

(2)According to a Schedule 13G/A dated February 13, 2024, The Vanguard Group has shared voting power over 41,965 shares, sole dispositive power over 2,885,671 shares, shared dispositive power over 68,222 shares and beneficially holds 2,953,893 shares.

(3)According to a Schedule 13G/A dated January 10, 2024 and filed jointly on behalf of Allspring Global Investments Holdings, LLC, Allspring Global Investments, LLC and Allspring Funds Management, LLC, Allspring Global Investments Holdings, LLC has sole voting power over 2,190,515 shares, sole dispositive power over 2,337,644 shares, and beneficially held shares of 2,337,6442. Allspring Global Investments, LLC has sole voting power over 529,931 shares, sole dispositive power over 2,335,589 shares and beneficially owns 2,335,589 shares and Allspring Funds Management, LLC has sole voting power over 1,660,584 shares, sole dispositive power over 2,055 shares, and beneficially owns 1,662,639 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and “beneficial owners” of more than 10% of our common stock to file stock ownership reports of changes in ownership with the SEC. Based upon a review of those reports and written representations from the reporting persons, we believe that each of the Company’s officers, Directors and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements applicable to them during fiscal 2025, except for the following: (1) each of the Directors (Ms. Arnold, Mr. Blackmore, Mr. Landless, Mr. Padfield, Mr. Paller, Mr. Parrette, Ms. Poccia, Mr. Williams) and each of the executive officers (Mr. Barnes, Mr. Cleminson, Mr. Griffin, and Mr. Jones) filed a late Form 4 reporting the annual RSU grant one day late; such Form 4 for each of Mr. Barnes and Mr. Griffin also included late disclosure of the exempt exercise of a stock appreciation right, and (2) Mr. Blair and Mr. McRobbie each filed one late Form 4 reporting a grant of phantom stock.  Each late filing was due to administrative error and was filed no more than two days following the due date.

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Equity Compensation Plans

The following table summarizes information, as of December 31, 2025, relating to our current equity compensation plans approved by security holders, pursuant to which grants of options, full value options, restricted stock, restricted stock units or other rights to acquire stock have been granted from time to time under the Company Stock Option Plan (“CSOP”), Performance Related Stock Option Plan (“PRSOP”), Non-Executive Directors Stock Option Plan (“NEDSOP”) and Omnibus Plan.

The CSOP, PRSOP and the NEDSOP expired in May 2018, and no further options were granted under these plans after that date, although outstanding options granted under such plans remain exercisable until their respective expiration dates. Options and full value awards were granted under the Omnibus Plan. This plan provides for options exercisable for Common Stock and full value awards, such as restricted stock units and performance stock units that are settled in Common Stock, as well as cash incentive awards, which are payable in cash based on stock price.

We do not have any equity compensation plans that have not been approved by stockholders. Additional information about the CSOP, PRSOP and Omnibus Plan can be found in the Compensation Discussion and Analysis section of this Proxy Statement.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	230,892	$12.235	439,476
Equity compensation plans not approved by stockholders	—	—	—
Total	230,892	$12.235	439,476

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PROPOSAL 2 – ADVISORY APPROVAL OF INNOSPEC INC.’S EXECUTIVE COMPENSATION

(Item 2 on the Proxy Card)

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers (NEOs), as disclosed in this Proxy Statement including the Compensation Discussion and Analysis, the Compensation Tables and related material, in accordance with the compensation disclosure rules of the SEC. In accordance with Section 14A of the Exchange Act, we are offering to our stockholders a non-binding, advisory vote on 2025 compensation for the NEOs, including the compensation of our CEO.

The Board recommends you vote “FOR” the advisory resolution approving Named Executive Oﬃcer Compensation.

Innospec’s goal for its executive compensation program is to attract, motivate and retain a talented, highly qualified team of executives who will provide leadership for our success in the competitive global markets we operate in. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders. We believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders as it is competitive with the market, includes both short and long-term awards and is performance based, providing a strong link between executive compensation and the performance of the Company.

The Compensation Committee continually reviews the compensation programs for our NEOs to confirm that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. The Compensation Discussion and Analysis beginning on page 55 of this Proxy Statement describes the Company’s executive compensation program in more detail.

We believe that our executive compensation programs are structured in the best manner possible to support the Company and our business objectives. We are asking our stockholders to indicate their support for our NEO compensation as described in the Compensation Discussion and Analysis section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related material disclosed in this Proxy Statement is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon the Company. However, the Board will consider that the stockholders have approved executive compensation on an advisory basis if this proposal receives the affirmative vote of a majority of the votes present or represented by proxy. The Compensation Committee values the opinions that stockholders express through their votes and will consider the outcome of the vote when making future compensation decisions.

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PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 on the Proxy Card)

The Board is seeking ratification of the appointment of PwC at the Annual Meeting in respect of the 2026 fiscal year.

The Audit Committee has appointed the accounting firm PwC to serve as the Company’s independent registered public accounting firm with respect to the 2026 fiscal year, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2026 and to perform other appropriate audit related services. PwC has served as the Company’s independent registered public accounting firm since May 24, 2019.

Although current law, rules and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain and supervise the Company’s independent registered public accounting firm, the Board considers the selection of such firm to be an important matter of stockholder concern and is submitting the selection of PwC for ratification by stockholders as a matter of good corporate practice.

If our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of PwC will be available by telephone at the Annual Meeting. The available representative will have the opportunity to respond to questions and to make a statement if such representative desires to do so.

The Board recommends you vote “FOR” the ratification of PwC as our independent accounting firm for 2026.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to the Company by PwC and other global PwC member firms for the fiscal years 2025 and 2024 were:

Fee Type		Fiscal 2025 $’000	Fiscal 2024 $’000
Audit	PwC	3.050	3,225

Audit Related	PwC	—	—

Tax	PwC	—	—

Other	PwC	34	27

Total		3,084	3,252

Note 1: The aggregate fees included in Audit fees are fees billed for the fiscal years for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, and review of documents filed with the SEC. The aggregate fees included in each of the other categories are fees billed in the respective fiscal years.

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Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to the Audit Committee Chairman, provided all such delegated pre-approval decisions are reported to the Audit Committee at its next regularly scheduled meeting. General pre-approval of certain audit, audit-related and tax services, which are detailed as to type of service, is granted by the Audit Committee at each quarterly meeting. The Audit Committee subsequently reviews fees that are paid for such pre-approved services. Specific pre-approval is required for all other services that are requested of our independent registered public accounting firm. These requests are reviewed quarterly, and the status of all such requests and services is reviewed with the Audit Committee.

In fiscal years 2025 and 2024, the Company did not make any payments to its independent registered public accounting firm for which the de minimis exception was used.

A copy of the Audit Committee Pre-Approval Policy can be found on our website under the heading Corporate Governance at www.innospec.com/about-us/corporate-governance

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AUDIT COMMITTEE REPORT

The Board has adopted a written Audit Committee Charter. As part of fulfilling its responsibilities, the Audit Committee:

1.held meetings with the Company’s Business Assurance function and the independent registered public accounting firm, both in the presence of management and privately to discuss the overall scope and plans for the respective audits, the results of the audits, the evaluations of the Company’s internal controls and the overall quality of the Company’s final reports;

2.reviewed and discussed the audited consolidated financial statements for fiscal year 2025 with management and the independent registered public accounting firm;

3.discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

4.received the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board Rule regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed that firm’s independence with representatives of that firm. The Audit Committee has also considered whether PwC’s provision of non-audit services to the Company is compatible with its independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and filed with the SEC.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

The foregoing report has been approved by all members of the Audit Committee.

DAVID F. LANDLESS, Chair
MILTON C. BLACKMORE
ELIZABETH K. ARNOLD

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Mr. Ian P. Cleminson
Age: 60
Executive Officer since July 3, 2006

Mr. Cleminson serves as Executive Vice President and CFO to the Company, having joined the Company in February 2002. Prior to this appointment, Mr. Cleminson was Financial Controller for the Fuel Specialties and Performance Chemicals business units within the Company. He joined the Company from BASF plc. where, between 1999 and 2002, he served as Financial Controller of their Superabsorbents division. Previously, he worked as an accountant in private practice since 1989. In May 2022, Mr. Cleminson was appointed as a Non-Executive Director to the Board of Surface Transforms plc, which is a UK listed manufacturer of carbon ceramic brake discs. In May 2025 he was appointed Chair of Board. He also chairs their Audit Committee and is a member of their Renumeration and Nomination Committee. In November 2025 Mr. Cleminson was appointed as an Independent Governor at Edge Hill University and serves as Chair of it’s Finance Committee.

Mr. Trey Griffin
Age: 60
Executive Officer since May 1, 2021

Mr. Griffin joined the Company in January 2005 and was appointed to the role of Senior Vice President, Human Resources in May 2021. Prior to this, he spent 4 years as Vice President, Human Resources for the Americas, having previously been Vice President, Operations for the Fuel Specialties business in the Americas. Before joining Innospec, he spent 15 years with Hewlett-Packard and Agilent Technologies working in a range of marketing and sales management roles. Mr. Griffin has a Bachelor of Science in Electrical Engineering from Colorado State University.

Dr. Ian McRobbie
Age: 77
Executive Officer since May 7, 2002

Dr. McRobbie serves as Senior Vice President and Chief Technology Officer of the Company, having joined the Company in January 2002. Between 1989 and 2001, he was Technical Director of A H Marks and Company Limited, a privately owned U.K. chemical company operating in agrochemical and specialty chemical markets. Prior to this, he worked in senior research and manufacturing roles for Seal Sands Chemical Co. Limited (a wholly owned subsidiary of the Hexcel Corporation based in California) and BTP plc. (now part of Clariant).

Mr. Corbin Barnes
Age: 53
Executive Officer since May 1, 2021

Mr. Barnes serves as Senior Vice President, Corporate Development and Investor Relations, having been Vice President, Corporate Development and Investor Relations since June 2020. Prior to this, he spent six years as Financial Controller of the Oilfield Services division. Before joining Innospec, Mr. Barnes was CFO of Independence Oilfield Chemicals, which was acquired by Innospec in 2014. Prior to that, he served in a number of senior management and financial roles in the energy and industrial sectors in the United States and Latin America. He has a Master of Science degree in Mechanical Engineering from Vanderbilt University.

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Mr. David B. Jones
Age: 57
Executive Officer since March 1, 2018

Mr. Jones serves as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, having joined the Company on March 1, 2018. Before joining the Company, Mr. Jones served as Vice President, Deputy General Counsel of West Corporation, and Chief Counsel of Lennox International, and prior to that he was a Partner with DLA Piper LLP. Mr. Jones is a Certified Public Accountant and was in private practice with Ernst & Young and PricewaterhouseCoopers prior to commencement of his legal career.

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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) is designed to explain the Company’s executive compensation philosophy and programs and describes the material elements of compensation in 2025 for the NEOs listed in the “Summary Compensation Table”. The tables following the CD&A contain specific information on the compensation awarded to or earned by the NEOs in 2025. The NEOs for 2025 are:

•Mr. Patrick S. Williams, President and Chief Executive Officer

•Mr. Ian P. Cleminson, Executive Vice President and Chief Financial Officer

•Dr. Ian M. McRobbie, Senior Vice President and Chief Technology Officer

•Mr. Corbin Barnes, Senior Vice President, Corporate Development and Investor Relations

•Mr. David B. Jones, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Executive Summary

2025 Results

The past year presented significant challenges for the company, as global economic pressures, geopolitical instability, and industry-specific headwinds impacted our financial results. Despite these challenges, we maintained a strong balance sheet and financial foundation due to the resilience of our diversified portfolio and disciplined capital allocation strategy. We continued to return capital to shareholders through increased dividends and meaningful share repurchases, underscoring our confidence in the long-term health of the business.

Key Accomplishment	Description
Net Cash	Ended the year with net cash position of $292.5 million and no external bank debt
Stockholder Dividend	Increased dividend payment by 10% versus 2024, to $1.71 in 2025, an increase from $1.55 in 2024 and $1.41 in 2023
Fuel Specialties	Maintained its strong operating income and margin growth
Performance Chemicals	Full year revenues up 4% with sequential margin and operating income improvement from third to fourth quarter of the year
Balanced Portfolio

The Company is in a strong financial position due to our balanced portfolio, and we have the cash to invest in future growth thanks to careful cost management and focus on delivering exceptional innovation, value and service

Compensation Philosophy

The compensation philosophy of the Company is to link executive compensation to continuous improvement in corporate performance and increases in stockholder value, while at the same time allowing the Company to attract and retain the executive talent required to successfully manage our business. The overall compensation program is designed to motivate our employees to achieve business objectives and maximize their long-term commitment to our success. In determining compensation for the CEO and other NEOs, we primarily reference market median and consider other factors including individual experience and expertise, individual performance, internal pay equity and contribution to the Company. Refer to the “Competitive Market” section of the CD&A for a more detailed description of the relevant market data used for the CEO and other NEO salary comparisons.

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Basic Compensation Practices

Our executive compensation program incorporates pay practices to incent performance and meet shareholder objectives and avoids objectionable and controversial practices.

What We Do
✔Pay for performance	✔Target executive pay around relevant market data, while also considering tenure, experience, and other factors
✔Emphasize long-term performance	✔Maintain minimum stock ownership guidelines
✔Design compensation package with mix of operational and market-based metrics	✔Engage independent advisors for Compensation Committee
✔Clawback policy adopted by the Company as required by the Dodd-Frank Act and Nasdaq listing standards

What We Don’t Do
✖Allow directors and executive officers to hedge or pledge Company securities	✖Pay dividends on unvested Full Value or Restricted Stock Awards
✖Pay tax gross ups to our NEOs	✖Pay above market interest on deferred compensation
✖Allow option repricing without stockholder approval

Compensation Elements and Performance Metrics

The Compensation Committee seeks to achieve an appropriate balance between fixed and variable compensation elements to link a significant proportion of compensation to performance. The elements are designed to provide incentive for our NEOs to achieve goals that are important to the Company’s success. No element of compensation is driven exclusively by tax, accounting or regulatory considerations. Further information on each of the key components of compensation is given in the Elements of Pay section below.

Compensation Element	Performance Metrics for Grants in 2025	Rationale
Base Salary		Fixed component of pay based on specific position Salary ranges determined by job responsibilities and performance, and reference to Comparator Group data

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Compensation Element	Performance Metrics for Grants in 2025	Rationale
Management Incentive Compensation Plan (MICP - annual cash incentive)	•80% Corporate/Business performance (Operating Income, Cash Flow) •20% Performance against personal objectives	Rewards operational performance and profitability Rewards achievement of personal objectives relative to current economic and business challenges
Time-based restricted stock units (“RSUs”) weighted at 30% of the targeted annual equity grant value		Increases retentive power and overall competitiveness of the Company’s long-term incentive program
Performance-based restricted stock units (“PSUs”) granted in stock- and cash-settled awards weighted at 70% of the targeted annual equity grant value	•40% Relative Total Shareholder Return (“TSR”) performance vs Comparator Group •20% Revenue growth •40% Earnings per share growth	Full vesting requires delivery of long-term financial and relative TSR performance

Balance of Fixed and Variable Compensation

For Executive Officers, the target is to deliver at least 50% of total compensation through variable pay with a mix of long-term and short-term incentives and cash and equity compensation. In 2025, 60% or more of overall compensation for the CEO and other NEOs was delivered through variable compensation.

Details of our pay programs in 2025, including say-on-pay results, elements of pay and other pay programs are detailed in the following sections of the CD&A.

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Say-on-Pay

2025 Results

At the 2025 Annual Meeting of Stockholders, the Company conducted a non-binding advisory vote on its executive compensation. At that meeting, approximately 96.5% of the votes cast supported the resolution. The Compensation Committee noted the high level of stockholder support when reviewing its executive compensation programs. The Compensation Committee considers the outcome of the vote, the interaction of our compensation programs with our business objectives, input from the independent compensation consultant and executive market data when reviewing its executive compensation programs. Each of these factors is evaluated by the Compensation Committee in the exercise of its fiduciary duty to act in the best interests of the Company. As part of its regular review process regarding executive compensation, the Compensation Committee has considered each of these factors and any modifications to its NEO compensation process are discussed herein.

Role of the Compensation Committee

The Compensation Committee of the Board oversees the Company’s compensation programs and practices for NEOs and other key Executive Officers and Directors. The Compensation Committee reviews and recommends to the full Board approval of compensation for our NEOs, including salary, incentive programs, stock-based awards and compensation, retirement plans, perquisites and supplemental benefits, employment agreements, severance arrangements, change in control arrangements and other executive compensation matters.

The Compensation Committee reviews and recommends to the full Board approval of the compensation structure for our Directors at least biennially, including retainers, fees, stock-based awards and other compensation. This review is discussed under the “Director Compensation” section of this Proxy Statement.

The processes and procedures for the Compensation Committee oversight of compensation programs are discussed in the “Corporate Governance” section of this Proxy Statement.

Role of the Compensation Consultant

In 2025, advice to the Compensation Committee was provided by Exequity, an independent executive compensation consultancy. Exequity was retained by the Compensation Committee and has met with the Compensation Committee at least once and provided advice at other times during the year, as the Compensation Committee deemed appropriate. Exequity’s services to the Compensation Committee included, among other things, providing perspective on market trends, analyses of market compensation levels and designs, and confirmation of peer group composition. Any other work undertaken by the compensation consultant for the Company must be approved by the Compensation Committee. The Compensation Committee has assessed the independence of Exequity and has determined that the firm does not have any conflict of interest with respect to the Company.

Role of the Chief Executive Officer and Other Executive Officers

Each year, the CEO, at the request of the Compensation Committee, provides his assessment of the performance of the other Executive Officers, including their achievement of individual objectives and contribution to overall business performance. He then recommends adjustments to base salary and other elements of compensation, if appropriate.

The Compensation Committee then reviews all elements of compensation for the NEOs, considering the recommendations of the CEO, as well as market data and information offered by the Senior Vice President, Human Resources (“SVP, HR”). The Compensation Committee also reviews all elements of compensation for the CEO and evaluates the CEO’s performance in the achievement of those goals, considering the Chair of the Compensation Committee’s review and assessment of the performance of the CEO, overall business performance and results, competitive market data and other relevant information provided by the SVP, HR. The CEO attends Compensation Committee meetings by invitation but does not attend the portion of any Compensation Committee meetings when his compensation is being determined.

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The Compensation Committee makes decisions relating to the compensation of the NEOs, including the CEO, which it recommends to the full Board for approval.

The SVP, HR assists the Compensation Committee by serving as the Compensation Committee’s secretary and providing information on compensation as requested by the Compensation Committee.

Competitive Market

The Compensation Committee reviews competitive market data from two sources, a Chemical Industry Comparator Group (“Comparator Group”) and a survey provided by Willis Towers Watson, as prepared by the Compensation Committee’s independent compensation consultant.

The Comparator Group is the primary source of competitive market data used by the Compensation Committee when reviewing the compensation of the CEO and CFO and a secondary reference for other NEOs. The Comparator Group is reviewed at least biannually by the Compensation Committee. The companies included in the Comparator Group were selected by the Compensation Committee based on several factors, including industry, revenues, and market capitalization. The Comparator Group for 2025 consists of the following 16 companies:

•AdvanSix Inc. •Avient Corporation •H.B. Fuller Company •Minerals Technologies Inc. •Quaker Chemical Corporation •Stepan Company	•Balchem Corporation •Ingevity Corporation •NewMarket Corporation •Rayonier Advanced Materials •Element Solutions Inc	•Ashland Inc. •Cabot Corporation •Koppers Holding Inc. •Orion Engineered Carbons S.A. •Sensient Technologies Corporation

As a secondary reference for the CEO and CFO and a primary reference for other NEOs, the Compensation Committee reviews Willis Towers Watson survey data for companies with revenues of $1 to $3 billion in revenue. These are standard Willis Towers Watson data sets and were not customized prior to use.

References to market data in this CD&A, unless otherwise noted, are to these foregoing sources.

Elements of Pay

Our Compensation Committee has designed our compensation program to align pay with performance. Our executives are rewarded for delivery of long-term stockholder value, performance against long and short-term financial targets, and personal objectives aligned to our strategy.

The material elements of compensation for the Company’s NEOs are:

•Base salary;

•Short-term incentive;

•Long-term incentives (consistent of RSUs and PSUs); and

•Other benefits (including retirement and supplemental plans, severance, change in control, employment agreements, and perquisites).

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Base Salary

A base salary is provided to our NEOs. The level of base salary is reviewed on an annual basis and is adjusted, if appropriate, to recognize the scope and complexity of a role, market data and individual performance. The Compensation Committee references the median (50th percentile) and considers other factors including individual experience and expertise, overall performance, internal pay equity, and contribution to the Company. We believe this methodology enables us to remain competitive as an employer in our markets without incurring unnecessary costs. The Compensation Committee views Mr. Williams as key to the Company’s continued success, given his unique skills and experience and his long and successful tenure as CEO and considers these factors in comparison to the relevant market.

Mr. Williams’s base salary was $1,354,500 for 2025, which was not increased from 2024. Base salaries for the other NEOs increased according to the following table for 2025:

NEO	2024 Base Salary	Increase %	2025 Base Salary
Mr. Ian P. Cleminson	$495,708	5%	$520,493
Dr. Ian M. McRobbie	$293,025	15%	$336,979
Mr. Corbin Barnes	$329,188	7%	$352,231
Mr. David B. Jones	$386,400	10%	$425,040

Annual Incentives

The Company’s Management Incentive Compensation Plan (“MICP”) is a short-term incentive plan, which provides cash payments based on achievement against pre-determined financial goals approved by the Compensation Committee each year. Targets are set for corporate performance and business unit performance (where appropriate) and for personal performance against pre-determined objectives. All payments under the MICP related to the financial performance element are subject to an overall Corporate Operating Income performance threshold. If this threshold is not achieved, no payment relative to the financial performance element is made to any individual, regardless of business unit performance. For grants made for the 2024 year, all payments under the MICP related to the financial performance element were subject to an overall Corporate Operating Income performance threshold of 90%.

Change for 2025

In 2025, the Compensation Committee conducted a review of the Company’s MICP program in coordination with Exequity. The Compensation Committee noted that, according to market practice, the financial performance threshold is normally lower than 90%. Therefore, the Compensation Committee approved lowering the threshold to 80% for the grants made for the 2025 year.

Therefore, all payments under the MICP for 2025 related to the financial performance element are subject to an overall Corporate Operating Income performance threshold of 80% of the agreed target for the year; if this target is not achieved, no payments related to this element under the MICP are made to any individual, regardless of business unit performance.

Further, where an individual’s payment under the MICP includes a financial measure for a business unit, the business unit must also achieve a minimum of 80% of the operating income target or the individual will not receive any MICP bonus for that year related to the financial performance element, irrespective of overall corporate performance.

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Actual MICP Bonus pay-outs are based on the following formula:

Mr. Williams’s bonus at target was increased to 120% of his salary in 2025, and his maximum potential bonus is 276% of his salary. The target percentage for the other NEOs is 60% of their respective salaries, with a maximum potential MICP Bonus pay-out as a percentage of salary of 138%. The levels of MICP target bonus are reviewed periodically and compared to the relevant market.

The Financial Performance Multiplier is determined by the following table:

% Business Achievement against Target	Financial Performance Multiplier
Less than 80%	0
80%	50%
100%	100%
Equal to or more than 130%	250%

The Financial Performance Multiplier increases on a linear basis between the data points listed in the table above up to the maximum multiplier listed. For example, a 90% Business Achievement results in a 75% Financial Performance Multiplier, and a 110% Business Achievement results in a 150% Financial Performance Multiplier.

The Compensation Committee reviews the financial performance measures and the allocation between business and personal performance each year to verify alignment with the Compensation Committee’s philosophy. In 2025, the Compensation Committee determined that, consistent with the approach taken in the previous year, the appropriate measures were as follows:

•Corporate Operating Income (before nonrecurring items). This is a measure of earnings and represents operating income adjusted to exclude certain one-time/nonrecurring items that are not reflective of our underlying operations for the period in which they are recorded and therefore mask our underlying trends. This measure accounts for 60% of the payout calculation in terms of weighting (75% of the Financial Performance Multiplier). In 2025, items adjusted out of this measure included amortization of intangible assets and UK pension buy-out costs. Exclusion of one-time/nonrecurring items during any given year for this purpose is approved by the Compensation Committee.

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•Corporate Free Cash Flow. This is a measure of working capital management and represents corporate operating cash flow after capital expenditure and before the cash effect of one-time/non-recurring items, which in 2025 included legacy costs associated with historical environmental liabilities. This measure accounts for 20% of the payout calculation in terms of weighting (25% of the Financial Performance Multiplier).

•Personal Performance against Objectives. Annual personal objectives for each NEO are established by the Compensation Committee and tailored to reflect each NEO’s specific role and responsibilities. This measure accounts for 20% of the payout calculation in terms of weighting (100% of the Personal Performance Multiplier).

Corporate operating income before nonrecurring items and corporate free cash flow are non-GAAP measures. In addition, the Compensation Committee determines whether the performance measures for any NEO should also include operating income and operating cash flow for the relevant individual businesses, based on the NEO’s specific role and responsibilities. This determination is made at the start of the year. These measures were chosen to align the NEOs with the balanced objectives of increasing earnings and improving cash flow through working capital management, which the Compensation Committee believes are key to the success of the Company. Personal objectives are specific to the business unit(s) or function within which the NEO operates. In addition to the personal element shown in the formula above, if an individual’s overall performance assessment for the year is below satisfactory, then no MICP bonus is paid to that individual.

Maximum incentive payments under the financial performance component of the MICP are awarded when the Company or, where relevant, an individual business unit exceeds its target performance measures by 30%.

The Personal Performance Multiplier is determined by the following table:

Marks out of 50 against Personal Objectives	Personal Performance Multiplier
46 – 50	150%
41 – 45	125%
36 – 40	100%
31 – 35	50%
26 – 30	25%
25 or less	0

In assessing individual performance on personal objectives for each NEO, the Compensation Committee uses the following rigorous process:

Annual personal objectives for each NEO are established by the Compensation Committee at the start of the financial year. These objectives are also designed to focus on delivery of high performance, considering the economic and business challenges the Company faces. The Compensation Committee annually reviews the scoring mechanism for personal objectives to make sure performance is appropriately rewarded. Each objective is weighed to give a maximum potential total score of 50. A good performance on the personal objectives is defined as achieving an overall score at the end of the year of 36 to 40 and earning the target level for the 20% based on personal objectives. Achievement of a maximum score of 46 to 50 represents exceptional performance against the personal objectives and increases the 20% of the overall target MICP bonus based on personal objectives by a factor of 50% as shown in the table above.

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At the end of the year, as part of the annual performance review process, the CEO reviews the performance of each NEO against the established personal objectives and makes his recommendation to the Compensation Committee. In the case of the CEO, this assessment is made by the Compensation Committee following an interview session with the Chair of the Compensation Committee and a detailed review of the CEO’s annual self-assessment. The final scoring for the NEOs and CEO is reviewed and approved by the full Compensation Committee and then taken to the full Board for final approval.

The consolidated financial performance targets set for annual MICP payments purposes and the actual level achieved for the Company in 2025 were as follows:

Financial Performance Measure	Target Set for Annual MICP Bonus Purposes	Actual Achieved for MICP Bonus Purposes	Achievement as % of Target	% of Target MICP Bonus Achieved
Corporate Operating Income (before nonrecurring items)	$174.868 million	$151.813 million	87%	67.5%
Corporate Free Cash Flow (before nonrecurring items)	$74.068 million	$64.516 million	87%	67.5%

The following table summarizes the assessment of the personal performance scores for 2025 performance and incentive payments made under the MICP for 2025 for each of the NEOs.

NEO	Target MICP Bonus as a Percentage of Salary	Personal Performance Score	MICP Incentive Award
Mr. Patrick S. Williams President and Chief Executive Officer	120%	46	$1,365,336
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	60%	46	$287,512
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	60%	46	$178,049
Mr. Corbin Barnes Senior Vice President, Corporate Development & Investor Relations	60%	46	$177,524
Mr. David B. Jones Senior Vice President, General Counsel, Chief Compliance Officer	60%	46	$214,220

The score for personal performance includes consideration of the achievement of the following selected relevant goals and objectives for each NEO. In 2025, the Compensation Committee set personal objectives for Mr. Williams, which focused on the key challenges and priorities for the Company, which included strategic initiatives, financial performance, and compliance. These were in addition to the financial targets for Corporate Operating Income and Free Cash Flow, on which 80% of Mr. William’s incentive compensation under the MICP is based. The key personal performance goals for Mr. Williams are summarized below, together with the actual performance achieved:

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Mr. Patrick S. Williams Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives
Continue to lead the Company in the implementation of the growth strategy to drive top line growth

•Drove strong performance in Fuel Specialties, delivering higher sales, improved margins, and increased operating income despite broader market challenges.

•Advanced long-term growth initiatives through major technology investments, including the Drag Reducer Agent (DRA) plant expansion, AI-enabled compound database, and predictive customer applications.

•Pursued strategic development opportunities and monitoring of transformational M&A options to strengthen the portfolio.

Lead the focus on recruitment, identification and development of high potential employees to ensure we have the talent and resource needed for the future growth of the Company

•Strengthened succession planning by redesigning the R&T leadership development approach, ensuring deeper technical and strategic bench strength across multiple expertise areas.

•Advanced internal talent development through the second deployment of the Senior Leadership Development Program, which produced strong participant feedback and actionable project outcomes.

•Initiated global people initiatives—including the Global Employee Survey—to reinforce employee engagement and future recruitment strategies.

Provide leadership to Executive Team and Company to ensure focus on delivery on our targets as a Company and as individuals

•Took direct, hands-on leadership to address underperformance in relevant business segments, implementing organizational changes, margin improvement actions, and strengthened accountability.

•Guided the company through significant operational challenges while maintaining focus on safety, compliance, and disciplined execution across all business units.

•Reinforced a culture of operational rigor and strategic alignment by setting clear expectations, increasing involvement in business details, and driving commitment to margin recovery and 2026 performance goals.

Given Mr. Williams’s performance measured against the goals set, the Compensation Committee recommended Mr. Williams be awarded a score of 46 out of 50 for his personal objectives.

The relevant selected key personal performance goals and objectives for each of our other NEO’s are summarized below, together with the actual performance achieved.

Mr. Ian P. Cleminson Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives Awarded Score of 46 out of 50
Provide lead financial support for the diligence, funding, structuring, and integration of acquisitions

•Evaluated a steady pipeline of M&A opportunities across all businesses, providing technical, strategic, and financial challenge and support to ensure disciplined bid ranges and sound decision-making.

•Successfully closed and integrated the Biotechnics acquisition and led major corrective actions at QGP, including a $7M intangible write-down and FX hedge reset that generated nearly $2M in gains.

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Mr. Ian P. Cleminson Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives Awarded Score of 46 out of 50
Oversight of SAP deployments and management of associated personnel

•Assumed Executive Sponsorship of the SAP program, conducted a full cost-effectiveness review, and prepared a Board report clarifying delays, cost visibility issues, and consultant underperformance.

•Delivered successful go-lives across multiple global sites and established a new EMEA support model, while adjusting the U.S. timeline and canceling certain deployments to protect cost and business priorities.

Ensure Finance/IT has an adequate development plan to deliver high quality next generation personnel and future leaders

•Ensured all key Finance/IT staff have development and succession plans, with direct-report succession reviewed and endorsed by the Audit Committee.

•Advanced leadership capability by placing six of eight direct reports through the Senior Leadership Program and expanding development opportunities across Investor Relations, M&A, Board engagement, and functional teams.

Dr. Ian M. McRobbie Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives Awarded score of 46 out of 50
Develop Biotechnology processes for commercial viability

•Developed simplified, lower-cost biocatalyst activation and recovery methods.

•Secured necessary approvals to initiate pilot-scale production, completing all required documentation and preparing full‐scale manufacturing pending commercial decisions.

Develop Computational Research Toolkit

•Completed the addition of several million synthetic molecule descriptors and integrated multiple external and internal datasets, creating a uniquely comprehensive and industry-leading data factory.

•Expanded predictive modelling across fuels, oilfield, polymers, and surface science, while advancing AI tools for molecule generation, retrosynthesis, and automated data extraction to accelerate R&T workflows.

Continue to develop next generation personnel and future leaders in R&T

•Provided extensive coaching and mentoring to a broad group of emerging leaders, covering technical leadership, ethics, process safety, and strategic program development.

•Established individualized development plans and broadened exposure to senior-level responsibilities, resulting in noticeable improvements in confidence, challenge, and strategic contribution from key talent.

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Mr. Corbin Barnes Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives Awarded score of 46 out of 50
Develop and deliver a comprehensive plan to gain exposure to most of the accessible top 20 investors

•Completed eight investor conferences and Non-Deal Roadshows (NDRs) —including three in-person events—and held meetings with the majority of active shareholders.

•Enhanced quarterly IR reporting with new analytics on peer-relative shareholder movements, improving investor insight without incremental cost.

Manage all M&A prospects, enquiries and projects as they arise

•Closed the Biotechnics acquisition and maintained strong visibility across the full deal pipeline, prioritizing opportunities that are strategically meaningful and appropriately sized.

•Strengthened deal discipline by reassessing several targets, while improving due-diligence processes based on lessons learned from the QGP acquisition.

Support the CEO and CFO in all required aspects of corporate development, information gathering, and other projects and activities as determined by the CEO

•Worked closely with the CEO/CFO to diagnose root causes of underperformance in relevant business segments, quantify corrective actions, and challenge business narratives to drive accountability.

•Provided strategic support across Capital Equipment Request (CER) budgeting, SHE transition, and Oilfield Services ERP planning, ensuring decisions aligned with turnaround priorities and avoided unnecessary cost or distraction.

Mr. David B. Jones Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives Awarded score of 46 out of 50
Continue to identify opportunities to improve the Compliance Program by using resources efficiently and effectively to revise processes, policies, and procedures to mitigate risks

•Streamlined the Compliance Program by reducing policy-review and diligence-renewal frequency, simplifying procedures, and reallocating resources toward higher-risk areas such as the marine business, while increasing targeted and in-person training across the organization.

Manage cost of advisors and leverage experience of internal resources productively in compliance and commercial projects

•Strengthened collaboration between Legal/Compliance and business teams to shift more work in-house, reducing reliance on external advisors and improving efficiency in both commercial and compliance matters.

Control cost of insurance renewals, while maintaining adequate coverage; consider trends and industry standards when setting coverage and rates

•Successfully completed Property, Casualty, Cyber, and Directors and Officers (D&O) renewals that maintained appropriate coverage levels while controlling premium costs and aligning decisions with market trends and industry benchmarks

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Long-Term Incentive Plans

The Compensation Committee believes that equity-based long-term incentive awards are an important element of overall compensation for the Company’s NEOs. They are designed to provide a focus on achievement of performance goals that help create long-term value for stockholders, act as retention incentives for executives and, through the ownership of Common Stock of the Company, encourage strategic decision-making that is aligned with the interests of stockholders.

Omnibus Plan

The Omnibus Plan provides for the grant of non-qualified and incentive stock options, full-value awards and cash incentive awards. Full value awards consisting of stock-settled time-based Restricted Stock Unit awards (“RSUs”) and cash and stock-settled performance-based Restricted Stock Unit awards (“PSUs”) were granted under the Omnibus Plan to the NEOs in 2025.

RSUs granted under the Omnibus Plan in 2025 become vested on the third anniversary of the date of grant, subject to the participant’s continued employment except as described below. Upon vesting, shares subject to these awards are transferred to the participant’s nominated brokerage account. In the event the participant’s termination date occurs for any reason other than death, disability, retirement, or an involuntary termination without cause, any unvested awards shall be forfeited, and in the event the participant’s termination date occurs by reason of death, disability, retirement or an involuntary termination without cause, unvested awards shall be forfeited unless the Compensation Committee determines otherwise in its sole discretion.

PSUs granted under the Omnibus Plan in 2025 require the achievement of specified performance criteria over a three-year performance period to vest as described below. Additionally, PSUs granted in 2025 are subject to the same three-year service vesting requirements described above for RSUs under the Omnibus Plan rules, except in certain circumstances, if a participant ceases to be employed with the Company, all unvested awards are forfeited. If the participant ceases employment by reason of death, disability, retirement, or involuntary termination without cause, all unvested awards are forfeited unless the Compensation Committee determines otherwise in its sole discretion.

PSUs granted in 2025 consist of both stock-settled PSUs and cash-settled PSUs. For stock-settled PSUs, upon vesting, the number of shares equal to the number of earned stock-settled PSUs are transferred to the participant’s nominated brokerage account. For cash-settled PSUs, upon vesting, the participant shall be entitled to a cash payment equal to the number of earned cash-settled PSUs multiplied by the closing stock price of the Company on the settlement date.

The criteria for PSUs made in 2025 under the Omnibus Plan, where vesting is conditional on achievement of specific performance measures, are based on relative performance of TSR versus the Comparator Group, measured over a three-year period starting with the financial year of the date of grant, the growth in sales revenue for the Company and the growth in earnings per share. Total vesting for the 2025 awards is based on the following formula:

Proportion of the 40% allocated to TSR Vesting	Proportion of the 20% allocated to growth in Revenue Vesting	Proportion of the 40% allocated to growth in EPS Vesting	Total Vesting Percentage

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The performance components are determined by the following levels of growth, which must be achieved before awards vest:

Performance Percentile Ranking of TSR vs. Comparator Group from 2025-2027	Proportion of the 40% allocated to TSR vesting
75%	200%
50%	100%
25%	50%
Less than 25%	0%(nil)

Growth in Revenue in 2027 vs. 2024 actual	Proportion of the 20% allocated to growth in Revenue vesting
Total growth vs. 2024 actual 30%	200%
Total growth vs. 2024 actual 10%	100%
Total growth vs. 2024 actual -10%	50%
Less than -10%	0%(nil)

Growth in Earnings per Share (EPS) in 2027 vs. 2024 actual	Proportion of the 40% allocated to growth in EPS vesting
Total growth vs. 2024 actual 55%	200%
Total growth vs. 2024 actual 15%	100%
Total growth vs. 2024 actual -10%	25%
Less than -10%	0%(nil)

Awards vest on a straight-line interpolated basis between each threshold listed above up to the maximum percentage listed in each table. For example, a total growth in EPS of -8% versus the 2024 actual would result in 31% of the PSUs vesting. Innospec TSR performance is compared to Comparator Group companies, and its relative percentile ranking determines the corresponding payout based on the schedule displayed above, with linear interpolation determining payouts between levels listed in the table above.

The grants are issued on a date set by the Compensation Committee each year. This is usually after the public announcement of annual financial results. The Compensation Committee determines the grant date to be used in advance and determines the number of RSUs and PSUs to be granted by dividing the target value for each executive (determined as described below in the Grant Policy Section) by the price of a share of stock (the stock price used is typically the closing stock price at the end of the day prior to the agreed grant date).

The Committee does not consider material non-public information when determining the timing or terms of equity awards, nor do we time disclosures of material non-public information for the purpose of affecting the value of executive compensation with such awards.

The RSUs and PSUs granted under the Omnibus Plan are intended to deliver an overall long-term incentive award in line with the grant policy as detailed below.

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Grant Policy

In setting the policy for fair value of the awards granted under the Omnibus Plan, the Compensation Committee considered market median practice in both the U.S. and the U.K., given the number of executives who are based in the U.K. Unless otherwise determined by the Compensation Committee for a particular executive, the grant policy provides for the fair value of the target amounts as follows:

Fair Value of Grants of RSUs and PSUs as % of base salary
Chief Executive Officer	250%
Executive Officers	110%

The Compensation Committee determined the actual levels of grant utilizing the following matrices taking account of personal performance where:

Rating 1	=	Outstanding performance	- 150% of policy is granted
Rating 2	=	Exceeding expectations	- 125% of policy is granted
Rating 3	=	Good performance	- 100% of policy is granted
Rating 4 or 5	=	Below Expectations	- No grant is made

The personal rating impacts on the amount of actual grant awarded as follows:

Chief Executive Officer		Executive Officers
Performance rating	Fair Value of Grants of RSUs and PSUs as % of base salary	Performance rating	Fair Value of Grants of RSUs and PSUs as % of base salary
1	375	1	165
2	312.5	2	137.5
3	250	3	110
4	0	4	0
5	0	5	0

The performance of the NEOs, other than the CEO, is assessed by the CEO and the Compensation Committee. The CEO recommends a rating to the Compensation Committee. The Compensation Committee reviews these and separately assesses the performance of the CEO and makes a final recommendation on performance ratings for all Executive Officers to the full Board for approval. This provides a rigorous performance-related grant policy, in addition to the performance elements of the grants themselves.

In 2025, Mr. Williams was granted long-term incentive awards at 150% of the policy levels for this role (which means that the fair value of his RSU and PSU grant amount was equal to 375% of his base salary). In the case of the other NEOs, based on the assessment of their individual performance as approved by the Committee, all except Mr. Cleminson were eligible for awards at 150% of the policy level (which means that the fair value of their RSU and PSU grant amounts was equal to 165% of their respective base salaries). To recognize Mr. Cleminson’s increased value to the CEO in his role as CFO, in 2025 the Compensation Committee increased the base policy level from 110% to 125% for his role. Therefore, the fair value of RSU and PSU grant amounts for Mr. Cleminson was equal to 187.5% of his base salary.

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In line with the Compensation Committee’s policy, 70% of the fair value of the awards due under the policy will be made in the form of cash-settled and stock-settled PSUs under the Omnibus Plan, with the remaining 30% made in the form of RSUs.

The Compensation Committee has determined that to help manage burn rates, the level of full-value stock-settled awards in any one year should be restricted to a burn rate of no more than 1% of the Company’s stock outstanding with the balance of long-term incentives granted as cash-settled PSUs that do not impact the burn rate. In 2025, the level of RSUs and stock-settled PSUs under the policy was less than 1% of the Company’s stock outstanding.

Exceptional Stock and Option Awards

The Compensation Committee also has the discretion to grant full value awards, options and cash incentive awards under the Omnibus Plan outside of the stated policy to reflect extraordinary corporate performance. In addition, the Compensation Committee has the discretion to grant full value awards, options and cash incentive awards under the Omnibus Plan outside of the standard policy levels and annual grant process for retention or recruitment purposes. In 2025, no such awards were made to any of the NEOs.

Other Pay Programs and Policies

Stock Ownership Guidelines

To further align stockholder and Executive Officer interests, the Company has continued to require minimum stockholding levels for the Executive Officers. In 2025, the Compensation Committee reviewed the company’s Stock Ownership Guidelines which resulted in updates to the Guidelines that align more closely with market norms. The CEO is now required to acquire and hold stock valued at the equivalent of five times his base salary and all other Executive Officers are still required to acquire and hold stock valued at the equivalent of two times their base salary. Stock which is registered in the Executive Officer’s name or held beneficially in a “street name” on behalf of such Executive Officer as well as unvested RSUs are considered for these purposes. These levels of stockholding must be reached within five years of appointment to an Executive Officer role. At the end of 2025, all NEOs were compliant with the Company’s Stock Ownership Guidelines.

Non-qualified Deferred Compensation Plan

The Company offers a Non-qualified Deferred Compensation Plan (the “Deferred Plan”). The select group of highly compensated employees eligible for the Deferred Plan is designated by the Company in its sole discretion, subject to top hat requirements. Eligible participants are permitted to elect to defer up to 25% of their base salary and up to 100% of any performance-based compensation which is paid in cash. In 2025, Mr. Williams and Mr. Jones were the only NEOs eligible to participate in the Deferred Plan.

The Company may make discretionary contributions in any given Deferred Plan year equal to the amount of Company contributions that would have otherwise been allocated to the participant under a qualified plan. In this case, such Company contributions are equal to the amount of the participant’s eligible profit-sharing contributions that exceed IRS employee plus employer contribution limits under the qualified plan. Additionally, the Company has complete discretion to determine each year whether to make an additional annual contribution on behalf of some or all participants in the Deferred Plan. Other discretionary employer contribution factors may include, but are not limited to, achievement of Company financial performance objectives. In 2026, Mr. Williams was credited with a discretionary Company contribution of $38,359, which accrued during fiscal year 2025. In 2026, Mr. Jones was also credited with a discretionary Company contribution of $38,359, which accrued during fiscal year 2025.

The amounts deferred are credited to accounts hypothetically invested in investments selected by the participant that mirror the investment alternatives available in the Company’s qualified retirement savings plans subject to Internal Revenue Code (“IRC”) Section 401(a). Each participant in the Deferred Plan is 100% vested in that portion of their account that is attributable to employee elective deferrals. For participants receiving an employer discretionary contribution, the “3 Year Cliff” vesting schedule from the date of contribution applies.

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Distribution of a participant’s vested accounts for participants who have reached Retirement (i.e. age 50 with a minimum of five years of service) will begin within 60 days of the participant’s separation from service, pursuant to the form of payment selected (lump-sum or installments over a period not to exceed 10 years) on properly executed election forms. Vested account benefits will be paid in one lump sum to the participant’s beneficiary in the event of the participant’s death in service. A participant’s vested account benefits will be paid to the participant in one lump sum in the event of separation from service that is not a Retirement. The Deferred Plan is subject to the rules of IRC Section 409A, which restricts the timing of distributions made to specified employees. As a result, commencement of payments to any eligible NEO participating in the Deferred Plan must be delayed for at least six months after separation from service.

Other Benefits and Perquisites

We provide our NEOs with pension arrangements, and life, disability and medical insurance coverage consistent with that provided to all full-time employees or senior managers, as applicable, in the relevant geographic area. In addition, we provide a company car or car allowance to our NEOs in some regions, consistent with that provided to all senior employees in that region. Full details are set out in the table “All Other Compensation”, following the “Summary Compensation Table.”

Post-termination Compensation

Post-termination arrangements vary depending on the nature of the termination event and are designed to be in accordance with U.S. and U.K. market norms, depending on where the executive is based. Full details are set out in the footnotes to the “Post Employment Payments” table.

Employment Agreements

Each of the NEOs has a rolling 12-month employment agreement with the Company. Under these agreements, the Company can terminate the agreement without cause by giving one year’s notice to the NEO. In the case of Mr. Williams, he can terminate the agreement by giving the Company one year’s notice, while the other NEOs are required to give the Company six months’ notice if they wish to terminate the agreement. The employment agreement for each of the NEOs also includes a “Change of Control” clause. This specifies that, in the event of a change of control of the Company, if the Company terminates the NEO within 12 months after the change of control, or if the NEO terminates their employment within 12 months for good reason, the NEO will be entitled to a compensation payment. If the Company terminates the employment of the NEO during this period, the payment is calculated as 24 months’ compensation, defined as base salary, bonus at target and any car allowance from the date of notice of termination. If the NEO terminates their employment for good reason during this period, the payment is calculated as 24 months’ compensation, as defined above, from the date of the change of control. In addition, under the rules of the stock option plans, all options would vest on the change of control. The NEOs are treated in the same way as other employees who hold options under the plans. A change of control is deemed to have occurred if a person or group becomes the beneficial owner of 30% or more of the combined voting power of the Company; there is a consolidation or merger and the Company is not the surviving company; the stockholders of the Company approve plans or proposals for a liquidation or dissolution of the Company or, if, following a cash offer or merger, the members of the Board cease to constitute a majority of the Board. In addition, under their employment agreement, each of the NEOs, including the CEO and the CFO, is subject to a 12-month non-solicitation period, with respect to customers and employees, and a 12-month non-compete period, from the date their employment with the Company ends.

Indemnification Agreements

The Company has entered into indemnification agreements with each of the Directors and NEOs in furtherance of the indemnification provisions contained in the Company’s Certificate of Incorporation and Bylaws, which indemnify the directors and officers of the Company to the fullest extent authorized or permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was a director or officer or agent of the Company or any subsidiary of the Company or is or was a director, officer member, manager, trustee or agent of another entity at the request of the

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Company, including any action or inaction by the indemnitee in such a capacity. The indemnification agreements provide for advancement of expenses prior to final adjudication of the claim. To the extent that indemnification is unavailable, the agreements provide for contribution. The indemnification agreements set forth procedures relating to indemnification claims. The agreements also provide for maintenance of directors’ and officers’ liability insurance.

All Employee Sharesave Plan

The Company provides a broad-based employee stock purchase plan, which gives eligible employees the right to acquire Common Stock through payroll deductions over a pre-determined period at a purchase price which reflects a 15% discount (20% for participants outside of the U.S.) to the market price of our Common Stock as of the beginning of the offering period. In general, deductions are made over a 24-month period (36 months for participants outside the U.S.). No participant may purchase more than $25,000 in value of Common Stock under this plan in any calendar year. Mr. Williams, Mr. Cleminson and Dr. McRobbie participated in the Sharesave Plan in 2025.

Clawback Policy

In 2023, the Company adopted a clawback policy as required by the requirements of Rule 10D-1 (which was adopted by the US Securities and Exchange Commission (SEC) to implement a mandate of Dodd-Frank Wall Street Reform and Consumer Protection Act) and the requirements of the Nasdaq listing standards adopted pursuant to Rule 10D-1. The clawback policy requires clawback of erroneously paid incentive compensation paid to current and former executive officers in the event of a restatement of the Company’s financial statements (without regard to the fault of the executive). Restatements that trigger such recoupment include restatements due to material noncompliance with any financial reporting requirement applicable to the Company under the federal securities laws and restatements to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Except in very limited circumstances, in the event of such a restatement, the clawback policy requires the recoupment of incentive compensation paid to the executive officer in excess of the amount that would have been paid if the amount of such incentive compensation had been based on the restated financial statements.

U.S. Tax Matters

IRC Section 162(m) limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” (as defined by the IRC) of the Company with some limited exceptions for compensation paid pursuant to certain arrangements in place on November 2, 2017. For 2018 and after, our covered employees generally include anyone who (i) was the CEO or CFO at any time during the year, (ii) was one of the other NEOs who was an Executive Officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.

As with prior years, although the Compensation Committee will consider deductibility under IRC Section 162(m) with respect to the compensation arrangements for Executive Officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our compensation objectives may not always be consistent with the requirements for full deductibility, we and our subsidiaries may enter into or modify compensation arrangements under which payments would not be deductible under Section 162(m) if the Compensation Committee believes that it is in the best interest of the Company and its stockholders.

In addition, IRC Section 409A imposes restrictions on non-qualified deferred compensation plans. The deferred compensation plans maintained by the Company are structured to either be exempt from the requirements of IRC Section 409A or, if not exempt, to satisfy the requirements of IRC Section 409A, and the Company has reviewed and, where appropriate, has amended each of its deferred compensation plans to meet the requirements of IRC Section 409A.

Impact of Accounting Treatment

The Company accounts for employee stock options, RSUs, PSUs and its employee Sharesave plan in accordance with generally accepted accounting principles. For further information on stock-based compensation, see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the Board in its oversight of the Company’s compensation process. The Compensation Committee’s responsibilities are more fully described in its charter, which is accessible on Innospec’s website at www.innospec.com/corporate-governance.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and those discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2026 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. This report is provided by the following independent directors, who comprise the Compensation Committee.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Securities Exchange Act of 1934, as amended (“Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report, or a portion of it, by reference. In addition, this report shall not be deemed to be filed under the Securities Act or the Exchange Act.

THE COMPENSATION COMMITTEE

LAWRENCE J. PADFIELD, Chair
MILTON C. BLACKMORE
CLAUDIA P. POCCIA
LESLIE J. PARRETTE

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Compensation	Change in Pension fund value and other deferred benefits	All Other Compensation	Total
		(1)		(2)	(3)	(4)		(5)
		($)	($)	($)	($)	($)	($)	($)	($)
Mr. Patrick S. Williams President and Chief Executive Officer	2025	1,380,548	—	5,285,623	—	1,365,336	—	221,240	8,252,747
	2024	1,380,548	—	5,332,447	—	6,293,285	—	210,104	13,216,384
	2023	1,381,048	—	2,870,922	1,183,023	1,750,014	—	114,856	7,299,862
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	2025	541,147	—	1,002,682	—	274,920	—	155,198	1,973,947
	2024	497,214	—	872,370	—	1,651,894	—	119,653	3,141,131
	2023	427,929	—	360,206	164,626	380,453	—	123107	1,456,321
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	2025	309,649	—	559,179	—	170,250	—	82,120	1,121,198
	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—
Mr. Corbin Barnes Senior Vice President, Corporate Development and Investor Relations	2025	342,736	—	604,786	—	177,524	—	78,039	1,203,085
	2024	314,188	—	412,699	—	871,242	—	44,533	1,642,662
	2023	313,773	—	261,816	120,878	280,579	—	37,555	1,014,601
Mr. David B. Jones Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2025	425,040	—	647,866	—	214,220	—	116,088	1,403,214
	2024	349,210	—	484,326	—	930,628	—	113,829	1,877,993
	2023	348,473	—	288,086	133,155	317,475	—	96,720	1,183,909

Footnotes to “Summary Compensation Table”:

(1) Mr. Williams, Mr. Barnes, and Mr. Jones are paid in U.S. dollars. All the other NEOs above are paid in GB Pounds Sterling. For the purposes of the “Summary Compensation Table”, a GB Pound Sterling to U.S. Dollar exchange rate of 1.24 is used for 2023, 1.28 for 2024 and 1.31 for 2025, being the average exchange rates for the relevant year.

(2) The value of the full value awards for all NEOs listed above for 2025 discloses the grant date fair value of full value awards made under the Omnibus Plan. The value of the full value awards is determined using the number of shares of stock awarded and the grant date fair value for each share awarded is calculated using the Black-Scholes model, with reference to the underlying stock price, exercise price of the awards, volatility of the Company’s stock price, risk free rate and expected dividend yield. For full value awards with additional characteristics, such as vesting criteria linked to stock market indices or stock price performance, a Monte Carlo simulation is used to model the range of potential outcomes. For further information on the assumptions underlying these grant date fair values refer to Note 18 of the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

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(3) The value of the option awards for all NEOs listed above discloses the grant date fair value of options awarded under the Omnibus Plan and the grant date fair value of any cash incentive awards granted in lieu of stock option awards and full value awards as required by the terms of the grant. The value of the option awards and cash incentive awards is determined using the number of options awarded and, for the cash incentive awards, the number of units awarded, and the grant date fair value for each option or unit made in the year. The grant date fair values on Company stock options and cash incentive awards are calculated in the same way as the full value awards above. No cash incentive awards in 2025 were granted at market price.

(4) The Non-Equity Incentive Compensation for all NEOs listed above, for 2024, relates to incentive compensation earned for the stated year under the MICP and the additional Long-Term Incentive Plan (“2022 LTIP”). For 2023 and 2025, the amounts listed under Non-Equity Incentive Compensation relate to incentive compensation earned under the MICP only, as no payments were due in those years under the 2022 LTIP.

(5) The amounts reflected under “All Other Compensation” for 2025 are identified in the “All Other Compensation” table below. Other than where specified below, where any perquisites and personal benefits are provided to a NEO which are not generally available on a non-discriminatory basis to all employees in that business unit, their total value for any NEO was less than $10,000 in the year ended December 31, 2025.

ALL OTHER COMPENSATION

		Car Allowance	Pension Allowance	Retirement Contribution	Healthcare	Insurances	Other	Total
		(1)	(2)	(3)	(4)	(4)	(5)
		($)	($)	($)	($)	($)	($)	($)
Mr. Patrick S. Williams President and Chief Executive Officer	2025	0	0	84,498	31,964	1,328	103,450	221,240
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	2025	17,881	108,229	0	2,538	26,550	0	155,198
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	2025	17,881	61,929	0	2,030	280	0	82,120
Mr. Corbin Barnes Senior Vice President, Corporate Development and Investor Relations	2025	0	0	46,500	29,549	1,990	0	78,039
Mr. David B. Jones Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2025	0	0	84,498	29,529	2,061	0	116,088

Footnotes to “All Other Compensation” table:

(1)NEOs based in the U.K. are entitled to a leased company car or an allowance in lieu of a car. The allowance is set at £13,650 ($17,881) per annum. Mr. Cleminson and Dr. McRobbie elected to receive the allowance in 2025.

(2)Mr. Cleminson and Dr. McRobbie did not participate in any pension plan due to U.K. government limits on total pension provision, and as a result received a salary supplement of 20% of their base salary in lieu of any pension provision. The amounts paid to individuals are detailed under “Pension Allowance” in the “All Other Compensation” table.

(3)The Company provides a number of defined contribution retirement plans for employees. The amount paid into these defined contribution retirement plans in 2025 for Mr. Williams, Mr. Jones and Mr. Barnes is detailed above under “Retirement Contribution” in the “All Other Compensation” table. No other NEOs received contributions

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in such plans. In the case of Mr. Williams, Mr. Jones, and Mr. Barnes there is a limit set by the IRS for the amount that can be paid into a qualified 401(k) plan and as a result, the amount paid into the 401(k) plan by the Company for Mr. Williams, Mr. Jones and Mr. Barnes was capped at this limit. In 2025, the amount paid by the Company into Mr. Williams’s 401(k) plan account was $46,500, and $46,500 was also paid by the Company into both Mr. Jones’s and Mr. Barnes’s 401(k) plan accounts. The Company offers a nonqualified deferred compensation retirement plan in the U.S. for a select group of U.S. based highly compensated employees, to include eligible NEOs based in the U.S. In 2025, Mr. Williams and Mr. Jones were the only NEOs who were eligible to participate in this plan. Consistent with the approach taken for all impacted employees who were eligible to participate in this plan, in the case of Mr. Williams, the Company made an employer discretionary payment in the amount of $37,998 into the non-qualified deferred compensation plan, which was equal to the excess amount over the IRS limit which would otherwise have been paid into the 401(K) plan by the Company. In the case of Mr. Jones, the company also made an employer discretionary payment in the amount of $37,998 into the non-qualified deferred compensation plan, which was equal to the excess amount over the IRS limit which would otherwise have been paid into the 401(K) plans by the Company. The amount of $84,498 paid to Mr. Williams, $46,500 paid to Mr. Barnes and $84,498 paid to Mr. Jones detailed under “Retirement Contribution” in the “All Other Compensation Table” are the total amounts contributed by the Company into the 401(k) plan and the non-qualified deferred compensation plan for Mr. Williams, Mr. Barnes and Mr. Jones.

(4)The NEOs are eligible for healthcare insurance and life and disability insurance through programs which are available to salaried employees in the relevant business unit. The cost of programs is detailed under “Healthcare” and “Insurances”, respectively, in the “All Other Compensation” table.

(5)Mr. Williams received payments of $9,120 for business cell phone and work-from-home internet services, $8,500 for medical concierge services, $40,000 for college alma mater suite for home games, $750 for clothing, and $45,080 relating to 50% of the cost of country/golf club memberships.

Employment Agreements

Each of the NEOs has a rolling twelve-month employment agreement with the Company. Under these agreements, the Company can terminate the agreement without cause by giving one year’s notice to the NEO. In the case of Mr. Williams, he can terminate the agreement by giving the Company one year’s notice, while the other NEOs are required to give the Company six months’ notice if they wish to terminate the agreement. The employment agreement for each of the NEOs also includes a “Change of Control” clause which is described in more detail in the narrative following the “Post Employment Payments” table.

In addition, under the employment agreement, Mr. Williams is entitled to a target bonus under the MICP of 120% of his base salary, with a potential maximum MICP bonus of 276%. In 2025, all the other NEOs were entitled to a target bonus under the MICP of 60% of their base salary, with a maximum potential MICP bonus of 138%. Each NEO is also entitled to participate in long-term incentive plans which have been described in more detail, including grant policy for different NEOs, in the Compensation Discussion and Analysis section above.

Each NEO is also able to participate in the pension arrangements relevant for the business unit and country where they are based. In the case of Mr. Williams, Mr. Barnes and Mr. Jones, they participate in a Defined Contribution plan in line with other U.S. based employees and details of the amount paid into the plan are provided in the “Summary Compensation Table”. They are also eligible to participate in a non-qualified deferred compensation retirement plan, in line with other eligible employees in the U.S. Details of the amount paid into this plan are included in the “All Other Compensation” table and further information is provided in the Non-Qualified Deferred Compensation table on page 83. Mr. Cleminson and Dr. McRobbie do not participate in the defined contribution plan for U.K. based employees due to limits on pension provision set by the U.K. government and in line with the approach for other impacted U.K. employees, they receive a 20% salary supplement in lieu of pension provision. Details of the amounts of salary supplements paid are provided in the “All Other Compensation” table.

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The employment agreements for each NEO also provide medical insurance and life and disability insurance through programs, which are available to most salaried employees in the relevant part of the business unit. The costs of these insurances are provided in the “All Other Compensation” table.

In addition, under his employment agreement, each of the NEOs, including the CEO and the CFO, is subject to a twelve-month non-solicitation period, with respect to customers and employees, and a twelve-month non-compete period, from the date their employment with the Company ends.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2025

Name and Principal Position			Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Plan Awards			All other Stock Awards: No. of Securities, Shares of stock or units	All other Options Awards: No. of Securities underlying options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
				Threshold	Target	Maximum	Threshold	Target	Maximum
				($)	($)	($)						($)	($)
Mr. Patrick S. Williams President and Chief Executive Officer	(1)	(1)	02/24/25	—	—	—	10,320	25,800	51,600	—	—	—	2,883,924
	(2)	(2)	02/24/25	—	—	—	—	—	—	14,743	—	—	1,440,391
	(3)	(3)	02/24/25	—	—	—	3,440	8,600	17,200	—	—	—	961,308
	(4)	(4)	—	731,430	1,625,400	3,738,420	—	—	—	—	—	—	—
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	(1)	(1)	02/24/25	—	—	—	2,004	5,009	10,018	—	—	—	559,906
	(2)	(2)	02/24/25	—	—	—	—	—	—	2,862	—	—	279,617
	(3)	(3)	02/24/25	—	—	—	668	1,670	3,340	—	—	—	186,673
	(4)	(4)	—	146,109	324,687	746,782	—	—	—	—	—	—	—
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	(1)	(1)	02/24/25	—	—	—	0	0	0	—	—	—	0
	(2)	(2)	02/24/25	—	—	—	—	—	—	1,560	—	—	152,412
	(3)	(3)	02/24/25	—	—	—	1,456	3,639	7,278	—	—	—	406,767
	(4)	(4)	—	83,605	185,789	427,316	—	—	—	—	—	—	—
Mr. Corbin Barnes Senior Vice President, Corporate Development and Investor Relations	(1)	(1)	02/24/25	—	—	—	1,181	2,952	5,904	—	—	—	329,975
	(2)	(2)	02/24/25	—	—	—	—	—	—	1,687	—	—	164,820
	(3)	(3)	02/24/25	—	—	—	394	984	1,968	—	—	—	109,992
	(4)	(4)	—	95,102	276,853	636,763	—	—	—	—	—	—	—
Mr. David B Jones Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	(1)	(1)	02/24/25	—	—	—	1,425	3,562	7,124	—	—	—	398,160
	(2)	(2)	02/24/25	—	—	—	—	—	—	2,036	—	—	198,917
	(3)	(3)	02/24/25	—	—	—	475	1,187	2,374	—	—	—	132,683
	(4)	(4)	—	114,760	255,024	586,555	—	—	—	—	—	—	—

Footnotes to “Grants of Plan-Based Awards” table:

(1)Full Value awards, with vesting dependent on achievement of performance measures, issued under the Omnibus Plan

(2)Restricted Stock awards, issued under the Omnibus Plan

(3)Cash incentive awards granted at zero cost with payout equal to the number of units that become vested, multiplied by the fair market value of a share, with vesting dependent on achievement of performance measures, issued under the Omnibus Plan

(4)Estimated pay-outs under the MICP

•Details of the grant policy and performance criteria for the awards made in 2025 are covered earlier in the Compensation Discussion and Analysis.

•The All Other Stock Awards column in the “Grants of Plan-Based Awards” table details the following types of awards made under the Omnibus Plan:

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Restricted Stock awards. Restricted Stock awards are detailed under “All Other Stock Awards” in the rows labelled (2). The grant date fair value for these awards granted at zero cost has been determined using the fair value of the Company’s stock on date of grant.

•The Estimated Future Pay-Outs Under Equity Awards column in the “Grants of Plan-Based Awards” table details the following types of awards made under the Omnibus Plan:

Full Value awards. Full value awards were granted at zero cost, i.e. with an exercise price of zero and normally vest after three years, provided that specified performance criteria are achieved as set by the Compensation Committee. The full value awards are detailed under “Estimated Future pay-outs under Equity Plan Awards” in the row labelled (1).

Cash Incentive Awards granted at zero cost. Cash incentive awards were also made in the form of units with payout equal to the number of units that become vested multiplied by the fair market value of a share, and normally vest after three years, subject to achievement of performance criteria set by the Compensation Committee. Cash Incentive Awards granted at zero cost are detailed under “Estimated Future Pay-outs under Equity Incentive Plan Awards” in the rows under the grant date labelled (3) in the table above.

In 2025, the relative weighting and performance criteria for both the full value awards and the cash incentive awards granted at zero costs detailed in the rows labelled (1) and (3) were:

•40% weighting on the relative performance of the Company’s Total Stockholder Return versus the average Total Stockholder Return of the compensation peer group. The threshold level is set at 25% of the average peer group performance over three years, in which case 50% of the full value awards and cash incentive awards granted at zero cost will vest. The target level is set at 50% of the peer group average performance, in which case 100% of the full value awards and cash incentive awards granted at zero cost will vest and the maximum level is set at 75% of the peer group average performance, in which case 200% of all the granted full value awards and cash incentive awards granted at zero cost will vest

•20% weighting on the compound increase per annum in sales revenue. The threshold level is set at a total growth of -10% versus the 2024 actual figure, in which case 50% of the full value awards and cash incentive awards granted at zero cost will vest. The target level is set at a total growth of 10% versus the 2024 actual figure, in which case 100% of the full value awards and cash incentive awards granted at zero cost will vest and the maximum level is set at a total growth of 30% versus the 2024 actual figure, in which case 200% of the granted full value awards and cash incentive awards granted at zero cost will vest

•40% weighting on the compound increase per annum in earnings per share (“EPS”). The threshold level is set at a total growth of -10% versus the 2024 actual figure, in which case 25% of the full value awards and cash incentive awards granted at zero cost will vest. The target level is set at a total growth of 15% versus the 2024 actual figure, in which case 100% of the full value awards and cash incentive awards granted at zero cost will vest and the maximum level is set at a total growth of 55% versus the 2024 actual figure in which case 200% of the full value awards and cash incentive awards granted at zero cost will vest

MICP. Payment under the MICP is based on achievement of pre-determined financial goals and personal objectives set by the Board each year. The threshold level is set at 80% achievement of the financial goals, and the target payment is earned for 100% achievement of the financial goals. The maximum payment is earned for 130% achievement of the financial goals. The potential awards for 2025 are detailed in the table in the row under the grant date heading labelled (4). As this is an annual non-equity incentive plan, no grant date is disclosed.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2025

			Option Awards						Stock Awards
Name and Principal Position			Number of Securities Underlying Unexercised Options Exercisable ($)	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plans Awards: Number of Securities Underlying Unexercisable ($)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Vested and are Exercisable	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Vested
							($)	($)
Mr. Patrick S. Williams President and Chief Executive Officer	4	7	1,377			99.68	21/02/2032
	4	8		1,326		109.42	27/02/2033
	1	7	4,131			99.68	21/02/2032
	1	8		3,979		109.42	27/02/2033
	3	8				0.00	15/03/2027			9,726		749,291
	3	9				0.00	26/02/2027			7,126		548,987
	3	10				0.00	24/02/2028			8,600		662,544
	2	8				0.00	27/02/2026			29,179		2,247,950
	2	9				0.00	26/02/2027			21,378		1,646,961
	2	10				0.00	24/02/2028			25,800		1,987,632
	2	9				0.00	26/02/2027	12,216	941,121
	2	10				0.00	24/02/2028	14,743	1,135,801
Mr. Ian P Cleminson Executive Vice President and Chief Financial Officer	4	7	317			99.68	21/02/2032
	4	8		271		109.42	27/02/2033
	1	7	950			99.68	21/02/2032
	1	8		814		109.42	27/02/2033
	3	7				0.00	21/02/2032			1,425		109,782
	3	8				0.00	27/02/2033			1,220		93,989
	3	9				0.00	26/02/2027			1,166		89,829
	2	10				0.00	24/02/2028			1,670		128,657
	2	8				0.00	27/02/2026			3,661		282,043
	2	9				0.00	26/02/2027			3,497		269,409
	2	10				0.00	24/02/2028			5,009		385,893
	2	9				0.00	26/02/2027	1,999	154,003
	2	10				0.00	24/02/2028	2,862	220,488
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	5	11	950			70.60	21/02/2027
	5	12	1,138			68.20	20/02/2028
	4	13	919			81.07	25/02/2029
	4	14	789			95.70	24/02/2030
	4	15	842			99.85	24/02/2031
	4	7	842			99.68	21/02/2032
	4	8		700		109.42	27/02/2033
	6	16	274			75.71	19/03/2026
	3	17				0.00	12/01/2031				1,448		111,554
	3	7				0.00	21/02/2032				3,791		292,059
	3	8				0.00	27/02/2033			3,148		242,522
	3	9				0.00	26/02/2027			2,991		230,427
	3	10				0.00	24/02/2028			3,639		280,349
	2	9				0.00	26/02/2027	1,306	100,614
	2	10				0.00	24/02/2028	1,687	129,966

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			Option Awards						Stock Awards
Name and Principal Position			Number of Securities Underlying Unexercised Options Exercisable ($)	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plans Awards: Number of Securities Underlying Unexercisable ($)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Vested and are Exercisable	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Vested
							($)	($)
Mr. Corbin Barnes Senior Vice President, Corporate Development and Investor Relations	1	8		591		109.42	27/02/2033
	4	8		197		109.42	27/02/2033
	3	8				0.00	15/03/2027			886		68,257
	3	9				0.00	26/02/2027			762		58,704
	3	10				0.00	24/02/2028			984		75,807
	2	8				0.00	27/02/2026			2,661		205,003
	2	9				0.00	26/02/2027			2,286		176,113
	2	10				0.00	24/02/2028			2,952		227,422
	2	9				0.00	26/02/2027	1,306	100,614
	2	10				0.00	24/02/2028	1,687	129,966
Mr. David B. Jones Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	4	7		229		99.68	21/02/2032
	4	8		217		109.42	27/02/2033
	1	7		687		99.68	21/02/2032
	1	8		651		109.42	27/02/2033
	3	8				0.00	15/03/2027			976		75,191
	3	9				0.00	26/02/2027			894		68,874
	3	10				0.00	24/02/2028			1,187		91,446
	2	8				0.00	27/02/2026			2,928		225,573
	2	9				0.00	26/02/2027			2,683		206,698
	2	10				0.00	24/02/2028			3,562		274,416
	2	9				0.00	26/02/2027	1,533	118,102
	2	10				0.00	24/02/2028	2,036	156,853

Footnotes to “Outstanding Equity Awards at Fiscal Year End 2025” table:

(1)Options issued under the Omnibus Plan. Option awards under the Omnibus Plan which are not exercisable are detailed in the column headed “Number of Securities Underlying Unexercised Options Unexercisable” and those which are exercisable are detailed in the column headed “Number of Securities Underlying Unexercised Options Exercisable”

(2)Full Value Awards and Restricted Stock Units issued under the Omnibus Plan. The number of Full Value shares awarded is detailed in the column headed “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the market value of these awards is detailed in the column headed “Equity Incentive Plan Awards: Market or Pay-out Value of Unearned Shares, Units or Other Rights That Have Not Vested”, using the 2025 year-end share price of $76.54 as an indication. The number of Restricted Stock Units is detailed in the column headed “Number of Shares or Units of Stock That Have Not Vested” and the market value of these awards is detailed in the column headed “Market Value of Shares or Units of Stock That Have not Vested”, using the 2025 year-end share price of $76.54 as an indication.

(3)Cash Incentive Awards granted at zero cost issued under the Omnibus Plan. Cash Incentive awards under the Omnibus Plan which are not exercisable are detailed in the column headed “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the market value of these awards is detailed in the column headed “Equity Incentive Plan Awards: Market or Pay-out Value of Unearned Shares,

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Units or Other Rights That Have Not Vested”, using the 2025-year-end share price of $76.54 as an indication. Cash Incentive awards under the Omnibus Plan which are exercisable are detailed in the column headed “Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Vested and are Exercisable”. Market or Pay-out Value of Shares, Units or Other Rights That Have Vested use the 2025-year-end share price of $76.54 as an indication.

(4)Cash Incentive Awards granted at market price issued under the Omnibus Plan. Cash Incentive Awards granted at market price which are not exercisable are detailed in the column headed “Number of Securities Underlying Unexercised Options Unexercisable” and those which are exercisable are detailed in the column headed “Number of Securities Underlying Unexercised Options Exercisable”

(5)SEUs issued under the CSOP. These are detailed in the column headed “Number of Securities Underlying Unexercised Options Exercisable”

(6)Options issued under the ShareSave plan to non-US participants. These are detailed in the column headed “Number of Securities Underlying Unexercised Options Exercisable”

(7)Omnibus Full Value Awards, Options and Cash Incentive Awards have vesting date of February 21, 2025

(8)Omnibus Full Value Awards, Options and Cash Incentive Awards have vesting date of February 27, 2026

(9)Omnibus Full Value Awards, Cash Incentive Awards and Restricted Stock Units have vesting date of February 26, 2027

(10)Omnibus Full Value Awards, Cash Incentive Awards and Restricted Stock Units have vesting date of February 24, 2028

(11)SEUs issued under the CSOP vested on February 21, 2020

(12)SEUs issued under the CSOP vested on February 20, 2021

(13)Omnibus Full Value Awards, Options and Cash Incentive Awards vested on February 25, 2022

(14)Omnibus Full Value Awards, Options and Cash Incentive Awards vested on February 24, 2023

(15)Omnibus Full Value Awards, Options and Cash Incentive Awards vested on February 22, 2024

(16)Options issued under the ShareSave plan to non-US participants vested on November 1, 2025

(17)Additional Cash Incentive Awards vested on December 1, 2022

With respect to non-vested or unearned performance based stock options, full value awards, cash incentive awards and SEUs, the number of shares, cash incentive awards and SEUs reported as of December 31, 2025 in the table is based on target performance achieved for each performance goal in the previous fiscal year (2025).

The market value of any shares which have not vested is calculated using the year-end stock price of $76.54 as an indication.

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OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2025

The following table provides information for the NEOs on exercises of stock options and cash-based awards, which were granted as SEUs during the fiscal year 2025, including the number of shares or SEUs acquired on exercise or transfer and the value realized.

Name and Principal Position		Option Awards		Stock Awards
		Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Exercise
			($)		($)
Mr. Patrick S. Williams	(1)	—	—	10,097	1,001,319
President and Chief	(4)	30,292	3,140,069	—	—
Executive Officer
Mr. Ian P. Cleminson	(4)	4,275	431,690	—	0
Executive Vice President and		—	—	—	0
Chief Financial Officer		—	—	—	0
Dr. Ian M. McRobbie		—	—	—	0
Senior Vice President and Chief Technology Officer		—	—	—	0
Mr. Corbin Barnes	(1)	—	—	897	92,714
Senior Vice President, Corporate Development and	(2)	—	—	200	736
Chief Technology Officer	(3)	—	—	598	2,021
	(4)	2,000	183,060	—	0
	(4)	2,692	278,084	—	0
Mr. David B. Jones	(1)	—	—	1,030	105,050
Senior Vice President, General Counsel, Chief	(4)	3,091	319,300	—	0
Compliance Officer and Corporate Secretary

Footnotes to the “Option Exercises and Stock Vested during Fiscal 2025” table:

(1)Cash incentive awards exercised which were issued at zero cost under the Omnibus Plan

(2)Cash incentive awards exercised which were issued at market price under the Omnibus Plan

(3)Options exercised which were issued under the Omnibus Plan

(4)Full Value awards transferred which were issued under the Omnibus Plan

The aggregate dollar amount realized on exercise of option awards, SEUs and matching shares was computed by calculating the closing price of all underlying common stock on the date of exercise or transfer, less the exercise price of the option, multiplied by the number of shares underlying the options or SEUs exercised, or stock transferred.

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NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information regarding The Innospec Inc. Nonqualified Deferred Compensation Plan during fiscal year 2025. In 2025, Mr. Williams, Mr. Jones, and Mr. Barnes were the only NEOs eligible to participate in the Deferred Plan. Mr. Barnes chose not to participate in the Plan in 2025. More information on the plan is provided in the Compensation Discussion and Analysis section of the Proxy under the section headed “Non-qualified Deferred Compensation Plan”.

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at end of last Fiscal Year 2023
	(1)	(2)	(3)	(4)	(5)
	($)	($)	($)	($)	($)
Mr. Patrick S. Williams
President and Chief Executive Officer	—	37,998	27,378	—	221,347

Mr. David B. Jones
Senior Vice President, General Counsel, Chief Compliance	25,040	37,998	28,144	—	187,306
Officer and Corporate Secretary

Footnotes to the “Non-qualified Deferred Compensation” table

(1)These amounts, if any, are included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Compensation” columns for 2025. Mr. Williams did not make any contributions into the Deferred Compensation plan in 2025.

(2)The amounts disclosed for Mr. Williams and Mr. Jones include employer elective deferrals of $37,998 for both, which accrued during fiscal year 2025 and credited to their accounts in 2026. These amounts are included in the Summary Compensation Table in the “All Other Compensation” column for 2025.

(3)These amounts are not included in the Summary Compensation Table because Plan earnings were not preferential or above market.

(4)Withdrawal and distribution amounts, if any, are not included in the Summary Compensation Table because these are pay-outs of prior years’ earnings and contributions. There were no withdrawals or distributions in 2025.

(5)These amounts are as of December 31, 2025, and do not take into account the amounts in the “Registrant Contributions in Last Fiscal Year” column in the table above that were accrued during fiscal year 2025 but were credited to Mr. Williams’s and Mr. Jones’s accounts in 2026 as detailed above.

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POST EMPLOYMENT PAYMENTS

The following table quantifies the potential payments upon termination or change of control that any of our NEOs would receive if the relevant termination event had occurred on December 31, 2025. The potential payments relating to vested and unvested stock options and full value awards include payments relating to cash incentive awards as well as options and full value awards.

Name and Principal Position	Benefit	Retirement	Termination without cause	Termination in event of Change of Control	Death in Service
		($)	($)	($)	($)
Mr. Patrick S. Williams President and Chief Executive Officer	Cash Severance - Salary
	and benefits	0	1,354,500	2,709,000	0
	Cash Severance - Bonus	0	1,625,400	3,250,800	0
	Vested Equity	0	0	0	0
	Unvested Equity	0	0	9,920,287	9,920,287
	Life Insurance	0	0	0	750,000
	Total	0	2,979,900	15,880,087	10,670,287
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	Cash Severance - Salary
	and benefits	0	563,358	1,126,715	0
	Cash Severance - Bonus	0	327,286	654,571	0
	Vested Equity	0	0	109,782	109,782
	Unvested Equity	0	0	1,624,311	1,624,311
	Life Insurance	0	0	0	3,272,857
	Total	0	890,644	3,515,379	5,006,950
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	Cash Severance - Salary
	and benefits	0	355,681	711,361	0
	Cash Severance - Bonus	0	202,680	405,359	0
	Vested Equity	16,542	16,542	420,155	420,155
	Unvested Equity	0	0	983,878	983,878
	Life Insurance	0	0	0	2,026,795
	Total	16,542	574,903	2,520,753	3,430,828
Mr. Corbin Barnes Senior Vice President, Corporate Development and Investor Relations	Cash Severance - Salary
	and benefits	0	352,231	704,462	0
	Cash Severance - Bonus	0	211,339	422,677	0
	Vested Equity	0	0	0	0
	Unvested Equity	0	0	1,041,889	1,041,889
	Life Insurance	0	0	0	750,000
	Total	0	563,570	2,169,028	1,791,889
Mr. David B. Jones Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	Cash Severance - Salary
	and benefits	0	425,040	850,080	0
	Cash Severance - Bonus	0	255,024	510,048	0
	Vested Equity	0	0	0	0
	Unvested Equity	0	0	1,217,155	1,217,155
	Life Insurance	0	0	0	750,000
	Total	0	680,064	2,577,283	1,967,155

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Footnotes to “Post Employment Payments” table:

•In the case of resignation or dismissal for cause, none of the NEOs would be entitled to any post-employment payments from the Company.

•The NEOs are treated in line with all other employees in the event of retirement or change of control in terms of payments relating to stock options, full value awards and cash incentive awards. In the case of retirement, under the rules of the Omnibus Plan, any Omnibus options or cash incentive awards granted at market price will vest and become exercisable; while under the rules of the Omnibus Plan full value awards or cash incentive awards granted at zero price which have not vested will lapse, unless the Compensation Committee deems it appropriate to exercise their discretion and allow a proportion of unvested awards to vest. The amounts detailed in the table above assume no such discretion has been exercised. The value of any stock options, full value awards and cash incentive awards which will become exercisable under each scenario, using the 2025-year-end stock price of $76.54, is included in the table above, as an indication.

•The employment agreement for each NEO includes a change of control clause. This specifies that, in the event of a change of control of the Company, if the Company terminates the NEO within twelve months of the change of control, or if the NEO terminates his employment within twelve months for good cause, the NEO will be entitled to a compensation payment. If the Company terminates the employment of the NEO during this period, the payment is calculated as twenty-four months compensation defined as base salary, bonus at target and any car allowance from the date of notice of termination. If the NEO terminates his employment, the payment is calculated as twenty-four months’ compensation, defined as above, from the date of the change of control. In addition, under the rules of the Omnibus Plan, all options, full value awards and cash incentive awards would vest upon termination due to the change of control. The NEOs are treated in the same way as other employees who hold options, full value awards or cash incentive awards under the plans. Change of control is deemed to have occurred if a person or group becomes the beneficial owner of 30% or more of the combined voting power of the Company; there is a consolidation or merger and the Company is not the surviving Company; the stockholders of the Company approve plans or proposals for a liquidation or dissolution of the Company or, if following a cash offer or merger, the members of the Board cease to constitute a majority of the Board. The amounts detailed in the Post Employment Payments table include the compensation payments and the value of any stock options, full value awards and cash incentive awards which will become exercisable in these scenarios, using the 2025-year-end stock price of $76.54 as an indication.

•NEOs based in the U.K. are provided with life insurance cover at six times their base salary if they die in service. In the case of the NEOs based in the U.S., the death in service cover is two times base salary, with the maximum payment capped at $750,000. The amount of these potential payments for each NEO is included in the table above, as an indication.

•If the Company terminates the employment of a NEO without cause, the NEO would normally be eligible for a severance payment to cover loss of salary and other direct compensation for the duration of the notice period specified in their employment agreement. All the NEOs have a twelve-month notice period. In addition, in line with the rules of the Omnibus Plan, any Omnibus options and cash incentive awards granted at market price would vest and the NEO would have twelve months from the date of termination to exercise these and any vested options and vested cash incentive awards granted at market price under any of the share plans. With regards to the options, full value awards and cash incentive awards, the NEOs are treated the same way as other employees who hold options, full value awards and cash incentive awards under the plans. The amounts detailed in the post-employment payments table include the severance payments and the value of any share options, full value awards and cash incentive awards which will become exercisable, using the 2025-year-end stock price of $76.54.

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PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (CAP), as defined in Item 402(v), and performance.

Year (a)	Summary Compensation Table Total for Principal Executive Officer (PEO) (b)[1]	Compensation Actually Paid to PEO[2,3] (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[1] (d)	Average Compensation Actually Paid to Non-PEO NEOs[2,3] (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)[5] (h)	Corporate Operating Income[6] (millions) (i)
					Total Shareholder Return (f)	Peer Group Total Shareholder Return[4] (g)
2025	$8,253,108	$5,503,148	$1,425,451	$1,109,140	$91	$109	$116.6	$151.8
2024	$13,216,384	$11,169,734	$2,282,244	$2,148,332	$128	$108	$35.6	$209.4
2023	$7,299,862	$10,144,030	$1,253,550	$1,604,203	$141	$110	$139.1	$182.1
2022	$7,888,489	$11,227,698	$1,375,137	$1,771,361	$116	$96	$133.0	$213.3
2021	$9,897,900	$6,603,590	$1,668,578	$1,305,876	$101	$128	$93.1	$131.2

(1)The PEO listed for 2021, 2022, 2023, 2024, and 2025 is Patrick S. Williams. The Non-PEO remaining NEOs for 2025 are Ian P. Cleminson, Ian M. McRobbie, Corbin Barnes, and David B. Jones. The Non-PEO remaining NEOs for 2023 and 2024 are Ian P. Cleminson, Philip J. Boon, Corbin Barnes, and David B. Jones. The Non-PEO remaining NEOs for 2021 and 2022 are Ian P. Cleminson, Philip J. Boon, Ian M. McRobbie, and David B. Jones.

(2)The following adjustments relating to equity awards were made to total compensation for 2025 to determine CAP:

Year	Value of Equity Awards Disclosed in the Summary Compensation Table	Year End Value of Equity Awards Granted During the Covered Year	Change in Fair Value from Prior Year End Fair Value of Outstanding and Unvested Equity Awards	Change in Fair Value from Prior Year End Fair Value of Awards Granted in Prior Years Vesting During the Covered Year	Total Equity Award Adjustments
2025 PEO	($5,285,623)	$4,394,222	($1,734,947)	($123,611)	($2,749,960)
2025 Average Non-PEO NEOs	($703,628)	$606,870	($195,422)	($24,132)	($316,312)

(a) The valuation methodologies used to calculate fair values for each measurement date do not materially differ from those used at the time of grant of each respective award.

(3)For 2025, no adjustments were made relating to defined benefit and pension plans to determine CAP.

(4)Represents the cumulative TSR for the S&P Composite 1500 Specialty Chemicals Index, as disclosed by Innospec for the purposes of Item 201(e) of Regulation S-K.

(5)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year (GAAP Net Income).

(6)Corporate Operating Income is the financial performance measure used by the Company in the most recently completed fiscal year to link CAP to the Company’s performance. Corporate Operating Income is calculated from GAAP Operating Income adjusted to exclude certain one-time/nonrecurring costs that are not reflective of the Company’s underlying operations, as further described in the Compensation Discussion and Analysis.

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Analysis of the Information Presented in the Pay versus Performance Table

 The graphics below depict the relationship between CAP and Company TSR, S&P Composite 1500 Specialty Chemicals Index TSR (referred to as the “peer group TSR” for purposes of 402(v)), and financial performance.

Tabular List of Financial Performance Measures

The most important financial performance measures used by the Company to link executive CAP to the Company’s PEO and NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•Corporate Operating Income

•EPS

•Cash Flow

•Revenue

•Relative TSR

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Pay Ratio Disclosure

In line with the SEC disclosure requirements, the Company has determined the ratio of the total annual compensation of Mr. Williams, CEO, to the total annual compensation of the median employee for 2023, the last completed fiscal year.

In 2025, the total annual compensation of the CEO was $8,253,108. The total annual compensation of the median employee was $104,479. As a result, for 2025, the ratio of the CEO’s total annual compensation to the total annual compensation of the median employee was approximately 79 to 1.

The median employee was identified by examining compensation information derived from payroll records for all employees, excluding the CEO, who was employed by the Company on November 1, 2023. As of such date, the Company employed approximately 2,100 people, with around 720 of these employees located in the United States and around 1,380 located outside the United States. All employees were included, whether employed on a full-time, part-time, temporary, or seasonal basis. In identifying the median employee, the Company selected actual cash compensation for the 12-month period ending December 31, 2022 as the most appropriate measure of compensation, as there has been no change in the employee population or compensation arrangements that would have resulted in a significant change in the pay distribution to the workforce. Cash compensation was defined as base salary (for salaried employees), wages (for hourly employees), bonus and incentive payments earned in 2022, and any cash allowances including shift allowance, car allowance and responsibility allowance, but excluding any payments relating to stock-based incentives. In the cases where an individual was employed on November 1, 2023, but had not been employed in 2022, the 2022 compensation of an employee in a similar role and location was used as an estimate. In the cases where a full time or part time permanent employee was not employed by the Company for all of 2022, the compensation was annualized. Compensation was not analyzed for any temporary or seasonal workers. This measure was consistently applied to all employees included in the calculation.

To determine the annual total compensation of the CEO, we used the amount reported in the “Total” column of the Summary Compensation Table in this Proxy Statement, which includes salary, stock and option awards, bonus, change in pension value, and all other compensation. The median employee’s total annual compensation for 2025 was calculated in accordance with the same requirements applicable to the CEO’s compensation as reported in the Summary Compensation Table and that number was used to calculate the ratio of the CEO’s pay to that of the median employee.

The SEC rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making the determination as to who is the median employee and do not mandate that each company use the same method. We believe that the pay ratio above is a reasonable estimate calculated in a manner consistent with the SEC rules. However, the total annual compensation of our median employee is unique to that person and is not necessarily a good indicator of the total annual compensation of any of the other employees of the Company, and it is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the CEO’s total annual compensation to that of the median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.

OTHER MATTERS

As of the date of this Proxy Statement, management is not aware of any matters to be presented at the Annual Meeting of Stockholders other than the matters specifically stated in the Notice of Annual Meeting of Stockholders and discussed in this Proxy Statement. If any other matter or matters are properly brought before the meeting, the persons named in the enclosed Proxy Form have discretionary authority to vote the proxy on each such matter in accordance with their judgement.

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SOLICITATION AND EXPENSES OF SOLICITATION

The solicitation of proxies will be made initially through the internet and by e-mail. The Company’s Directors, Executive Officers and employees may also solicit proxies in person, via computer, by telephone or email without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries that will mail material to or otherwise communicate with the beneficial owners of shares of the Company’s Common Stock. All expenses of solicitation of proxies will be paid by the Company.

ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company’s 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is now available to stockholders via the internet at www.envisionreports.com/iosp. Stockholders who require a printed copy of the Annual Report on Form 10-K may obtain one by writing to or calling our investor relations department: Investor Relations, Innospec Inc., Corporate Headquarters. 8310 South Valley Highway, Suite 350. Englewood, Colorado 80112, telephone +1 303-792-5554, or by e-mail to investor@innospecinc.com.

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STOCKHOLDERS’ PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

The Company anticipates holding its 2027 Annual Meeting of Stockholders on May 7, 2027.

Under the regulations of the SEC, any stockholder wishing to make a proposal to be acted upon at the 2027 Annual Meeting of Stockholders and have it included in our proxy materials must present such proposals to the Secretary of the Company no later than November 27, 2026.

Stockholder proposals or Director nominations not included in a proxy statement for an annual meeting must comply with the advance notice procedures and information requirements set out in the Bylaws of the Company in order to be properly brought before that Annual Meeting of Stockholders. Under the Company’s Bylaws, any stockholder desiring to make a proposal to be acted upon at the 2027 Annual Meeting of Stockholders must present such proposals to the Corporate Secretary not before February 8, 2027 and not later than March 10, 2027. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Innospec Inc. nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2027.

By order of the Board:

David B. Jones

Senior Vice President, General Counsel,

Chief Compliance Officer, and Corporate Secretary

March 26, 2026

PLEASE VOTE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR
NOTICE OR PROXY CARD. ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN MATERIALS SIGN, DATE AND
RETURN YOUR PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., ET, on May 7, 2026.

Online Go to www.envisionreports.com/iosp or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/iosp

2026 Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of two Class I Directors:

	For	Withhold		For	Withhold
01 - Elizabeth K. Arnold			02 - Claudia P. Poccia

	For	Against	Abstain		For	Against	Abstain
2. ADVISORY APPROVAL OF INNOSPEC’S EXECUTIVE COMPENSATION				3. RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

B	Authorized Signatures — This section must be completed for your vote to be count. — Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X

048AUB

2026 Annual Meeting Admission Ticket

2026 Annual Meeting of Innospec Inc. Stockholders

Friday, May 8 2026, 10:00 a.m. EST
at The St Regis Hotel
Two East 55th Street
At Fifth Avenue, New York City, NY, 10022, US

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.envisionreports.com/iosp

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/iosp

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Innospec Inc.

Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2026

Patrick S. Williams and Ian P. Cleminson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Innospec Inc. to be held on May 8, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.